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                                                                    EXHIBIT 10.6

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                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                       CORRECTIONS CORPORATION OF AMERICA

                                  AS BORROWER,

                                       AND

                      CERTAIN SUBSIDIARIES OF THE BORROWER
                         FROM TIME TO TIME PARTY HERETO

                                 AS GUARANTORS,

             THE FINANCIAL INSTITUTIONS THAT ARE SIGNATORIES HERETO

                                  THE LENDERS,

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.

                                    AS AGENT

                         DATED AS OF SEPTEMBER 15, 2000

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                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
1.       DEFINITIONS AND CONSTRUCTION.............................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Accounting Terms...............................................................................19
         1.3      Code...........................................................................................20
         1.4      Construction...................................................................................20
         1.5      Schedules and Exhibits.........................................................................20

2.       LOAN AND TERMS OF PAYMENT...............................................................................20
         2.1      Revolver Advances..............................................................................20
         2.2      Borrowing Procedures and Settlements...........................................................21
         2.3      Payments.......................................................................................25
         2.4      Overadvances...................................................................................27
         2.5      Interest Rate, Payments, and Calculations......................................................27
         2.6      Collection of Accounts.........................................................................27
         2.7      Crediting Payments.............................................................................28
         2.8      Designated Account.............................................................................28
         2.9      Fees...........................................................................................28
         2.10     Capital Requirements...........................................................................29

3.       CONDITIONS; TERM OF AGREEMENT...........................................................................29
         3.1      Conditions Precedent to the Initial Advance....................................................29
         3.2      Conditions Precedent to all Advances...........................................................31
         3.3      Conditions Subsequent..........................................................................32
         3.4      Term...........................................................................................32
         3.5      Effect of Termination..........................................................................32
         3.6      Early Termination..............................................................................32

4.       CREATION OF SECURITY INTEREST...........................................................................33
         4.1      Grant of Security Interest.....................................................................33
         4.2      Negotiable Collateral..........................................................................33
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral.........................33
         4.4      Delivery of Additional Documentation Required..................................................34
         4.5      Power of Attorney..............................................................................34
         4.6      Right to Inspect...............................................................................34

5.       REPRESENTATIONS AND WARRANTIES..........................................................................34
         5.1      No Encumbrances................................................................................35
         5.2      Eligible Accounts..............................................................................35
         5.3      Equipment......................................................................................35
         5.4      Location of Inventory and Equipment............................................................35
         5.5      Location of Chief Executive Office; FEIN.......................................................35
         5.6      Due Organization and Qualification; Subsidiaries...............................................35
         5.7      Due Authorization; No Conflict.................................................................36


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
         5.8      Litigation.....................................................................................37
         5.9      No Material Adverse Change.....................................................................37
         5.10     Fraudulent Transfer............................................................................37
         5.11     Employee Benefits..............................................................................37
         5.12     Environmental Condition........................................................................37
         5.13     Brokerage Fees.................................................................................38
         5.14     Permits and Other Intellectual Property........................................................38
         5.15     Leases.........................................................................................38
         5.16     Immaterial Subsidiaries........................................................................38
         5.17     Compliance with Requirements...................................................................38
         5.18     Governmental Regulations, Etc..................................................................38
         5.19     Disclosure.....................................................................................39

6.       AFFIRMATIVE COVENANTS...................................................................................39
         6.1      Accounting System..............................................................................39
         6.2      Collateral Reporting...........................................................................39
         6.3      Financial Statements, Reports Certificates.....................................................40
         6.4      Annual Projections.............................................................................42
         6.5      Compliance with Terms of Leaseholds............................................................42
         6.6      Audits; Inspections............................................................................42
         6.7      Maintenance of Equipment.......................................................................42
         6.8      Taxes..........................................................................................43
         6.9      Insurance......................................................................................43
         6.10     No Setoffs or Counterclaims....................................................................43
         6.11     Location of Inventory and Equipment............................................................44
         6.12     Compliance with Laws...........................................................................44
         6.13     Leases.........................................................................................44
         6.14     Environmental Laws.............................................................................44
         6.15     Corporate Existence, etc.......................................................................45
         6.16     Disclosure Updates.............................................................................45
         6.17     Compliance with Terms of Management Contracts..................................................45
         6.18     Compliance with Assignment of Claims Act.......................................................45
         6.19     Quarterly Projections..........................................................................46
         6.20     Compliance with Requirements...................................................................46
         6.21     Additional Credit Parties......................................................................46
         6.22     Assumption of Agreement........................................................................46

7.       NEGATIVE COVENANTS......................................................................................46
         7.1      Indebtedness...................................................................................46
         7.2      Liens..........................................................................................47
         7.3      Restrictions on Fundamental Changes............................................................47
         7.4      Disposal of Assets.............................................................................47
         7.5      Change Name....................................................................................47
         7.6      Guarantee......................................................................................47
         7.7      Nature of Business.............................................................................47
         7.8      Prepayments and Amendments.....................................................................48
         7.9      Change of Control..............................................................................48


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
         7.10     Distributions..................................................................................48
         7.11     Accounting Methods.............................................................................48
         7.12     Investments....................................................................................48
         7.13     Transactions with Affiliates...................................................................48
         7.14     Suspension.....................................................................................48
         7.15     Compensation...................................................................................48
         7.16     Use of Proceeds................................................................................49
         7.17     Change in Location of Chief Executive Office; Inventory and Equipment with Bailees.............49
         7.18     Accounting Changes.............................................................................49
         7.19     Amendments of Contracts........................................................................49

8.       EVENTS OF DEFAULT.......................................................................................50
         8.1      Events of Default..............................................................................50

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES..................................................................52
         9.1      Rights and Remedies............................................................................52
         9.2      Remedies Cumulative............................................................................54

10.      TAXES AND EXPENSES......................................................................................54

11.      WAIVERS; INDEMNIFICATION................................................................................55
         11.1     Demand; Protest; etc...........................................................................55
         11.2     The Lender Group's Liability for Collateral....................................................55
         11.3     Indemnification................................................................................55

12.      NOTICES................................................................................................ 55

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................................................56

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................................................57
         14.1     Assignments and Participations.................................................................57
         14.2     Successors.....................................................................................60

15.      AMENDMENTS; WAIVERS.....................................................................................60
         15.1     Amendments and Waivers.........................................................................60
         15.2     No Waivers; Cumulative Remedies................................................................61

16.      AGENT; THE LENDER GROUP.................................................................................61
         16.1     Appointment and Authorization of the Agent.....................................................61
         16.2     Delegation of Duties...........................................................................62
         16.3     Liability of the Agent.........................................................................62
         16.4     Reliance by the Agent..........................................................................62
         16.5     Notice of Default or Event of Default..........................................................63
         16.6     Credit Decision................................................................................63
         16.7     Costs and Expenses; Indemnification............................................................64
         16.8     The Agent in its Individual Capacity...........................................................64
         16.9     Successor Agent................................................................................65


                                      iii
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
         16.10    Withholding Tax................................................................................65
         16.11    Collateral Matters.............................................................................66
         16.12    Restrictions on Actions by Lenders; Sharing of Payments........................................67
         16.13    Agency for Perfection..........................................................................68
         16.14    Payments by the Agent to the Lenders...........................................................68
         16.15    Concerning the Collateral and Related Loan Documents...........................................68
         16.16    Field Audits and Examination Reports; Confidentiality; Disclaimers by
                  Lenders; Other Reports and Information ........................................................68
         16.17    Several Obligations; No Liability..............................................................69

17.      GUARANTY................................................................................................70
         17.1     The Guaranty...................................................................................70
         17.2     Obligations Unconditional......................................................................70
         17.3     Reinstatement..................................................................................71
         17.4     Certain Additional Waivers.....................................................................72
         17.5     Remedies.......................................................................................72
         17.6     Rights of Contribution.........................................................................72
         17.7     Guarantee of Payment; Continuing Guarantee.....................................................73

18.      GENERAL PROVISIONS......................................................................................73
         18.1     Effectiveness..................................................................................73
         18.2     Section Headings...............................................................................73
         18.3     Interpretation.................................................................................73
         18.4     Severability of Provisions.....................................................................73
         18.5     Amendments in Writing..........................................................................73
         18.6     Counterparts; Telefacsimile Execution..........................................................73
         18.7     Revival and Reinstatement of Obligations.......................................................74
         18.8     Integration....................................................................................74


                                     iv
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
                                    Schedules
                                    ---------
Schedule C-1            Commitments
Schedule M-1            Management Contracts
Schedule P-1            Permitted Liens
Schedule 5.5            Chief Executive Office; FEIN
Schedule 5.6            Venture, Subsidiaries and Affiliates; Outstanding Stock,
                        Preemptive Rights and Warrants
Schedule 5.7            Approvals, Consents and Notices
Schedule 5.8            Litigation
Schedule 5.12           Environmental Matters
Schedule 6.11           Inventory and Equipment Locations
Schedule 6.17           Notice of Defaults
Schedule 7.1            Indebtedness

                                    Exhibits
                                    --------
Exhibit A-1             Form of Assignment and Acceptance
Exhibit C-2             Form of Compliance Certificate
Exhibit J-1             Form of Joinder Agreement
Exhibit N-1             Form of Note
Exhibit N-2             Form of Swing Line Note

                           LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of September 15, 2000, by and among, CORRECTIONS CORPORATION OF AMERICA, a Tennessee corporation (the "Borrower"), the Subsidiaries of the Borrower from time to time party hereto (collectively the "Guarantors"), the financial institutions identified on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), LEHMAN COMMERCIAL PAPER INC., a New York corporation, as agent for the Lenders (the "Agent") .

         The parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1      DEFINITIONS.

                  As used in this Agreement, the following terms shall have the following definitions:

                  "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, a General Intangible, Investment Property, or Negotiable Collateral.

                  "Accounts" means all of the Borrower's currently existing and hereafter arising accounts" (as that term is defined in the Code), and any and all credit insurance, guaranties, or security therefor.

                  "Additive Amount" has the meaning set forth in Section 7.15.

                  "Additional Credit Party" means each Person that becomes a Subsidiary Guarantor after the Closing Date by execution of a Joinder Agreement.

                  "Advances" has the meaning set forth in Section 2.1(a).

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise. The foregoing notwithstanding, for all purposes of this Agreement, PRT, Service Company A, and Service Company B, and their Subsidiaries, shall be deemed Affiliates of the Borrower.

                  "Agent" means Lehman, solely in its capacity as agent for the Lenders, and shall include any successor agent.

                  "Agent Account" has the meaning set forth in Section 2.6.

                  "Agent's Liens" has the meaning set forth in Section 4.1.

                  "Agent-Related Persons" means Agent together with its Affiliates, officers, directors, employees, counsel, and agents.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Applicable Margin" means, initially, 2.25%; provided, that if the Borrower's EBITDA, as determined from the Borrower's annual income statement for any calendar year delivered pursuant to Section 6.3, commencing with the income statement for the calendar year ending on December 31, 2000, is equal to or greater than 110% of the Borrower's projected EBITDA for such calendar year, as indicated in the projections delivered pursuant to Section 6.19, the Applicable Margin shall be reduced by .25%, effective five Business Days after the receipt of such income statement by the Agent.

                  "Applicable Prepayment Premium" has the meaning set forth in the Fee Letter.

                  "Assignee" has the meaning set forth in Section 14.1.

                  "Assignment and Acceptance" has the meaning set forth in
Section 14.1 and shall be in the form of Exhibit A-1 attached hereto.

                  "Authorized Person" means any officer or other employee of the
Borrower:

                  "Availability" means the amount that the Borrower is entitled to borrow as Advances under Section 2.1, such amount being the difference derived when (a) the sum of the principal amount of Advances then outstanding (including any amounts that the Lender Group may have paid for the account of the Borrower pursuant to any of the Loan Documents and that have not been reimbursed by the Borrower) is subtracted from (b) the lesser of (i) the Maximum Revolver Amount and (ii) the Borrowing Base.

                  "Bankruptcy Code" means the United States Bankruptcy Code, as amended, and any successor statute.

                  "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which the Borrower or any Subsidiary or ERISA Affiliate of the Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "Books" means all of the Borrower's books and records (including all of its records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its information relating to its business operations or financial condition, and all of its computer programs, disks, files, printouts, runs, or other computer prepared information).


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

                  "Borrower" has the meaning set forth in the preamble to this Agreement prior to the consummation of the Merger, and means CCAAS thereafter.

                  "Borrower EBITDA Default" means, as of the last day of any calendar quarter, the Borrower's EBITDA, as determined from the Borrower's income statements for the period ending on such day delivered pursuant to
Section 6.3, is less than 85% of the Borrower's projected EBITDA for the period ending on such day as indicated in the projections delivered pursuant to Section 6.19.

                  "Borrower Net Worth Default" means, as of the last day of any calendar quarter, Borrower's consolidated net worth, as reported on the Borrower's balance sheet as of such day delivered pursuant to Section 6.3, is less than 85% of the Borrower's projected consolidated net worth as of such day as indicated in the projections delivered pursuant to Section 6.19.

                  "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders to the Borrower.

                  "Borrowing Base" has the meaning set forth in Section 2.1(a).

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close in New York and, with respect to provisions of the Agreement dealing with LIBOR Rate Advances, also means a day on which banks in London, England are open for the transaction of banking business.

                  "Canadian Sub" means Corrections Corporation of Canada, Inc., a Canadian corporation.

                  "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "CCA" means Corrections Corporation of America, a Tennessee corporation.

                  "CCAAS" means CCA Acquisition Sub, Inc., a Tennessee corporation.

                  "Capitalized Lease Obligation" means any Indebtedness represented by obligations under Capital Lease.

                  "Change of Control" means (i) prior to the consummation of the Merger, the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower, (b) during any period of up to 24 consecutive months, commencing after the Effective Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office, or (c) the chief executive officer of the Borrower as of the Effective Date ceases to continue to hold such office or continue with management responsibilities substantially similar to those existing on the Effective Date and a replacement for such Person reasonably satisfactory to the Required Lenders and possessing substantially similar qualifications and reputation to the Person being replaced is not employed by the Borrower within 90 days after such first person ceases to hold such office or continue to have such management responsibilities; provided, however, that the acquisition of a "beneficial interest," directly or indirectly, of 100% of the Voting Stock of the Borrower (or other securities convertible into such Voting Stock) by PRT or CCAAS in connection with the Merger shall not constitute a Change of Control, and (ii) after the consummation of the Merger the Borrower shall not be a wholly owned subsidiary of PRT. As used herein, "beneficial ownership" shall have the meaning Provided in Rule l3d-3 of the Securities and Exchange Commission under the Exchange Act.

                  "Closing Date" means the date of the making of the initial Advance hereunder.

                  "Code" means the New York Uniform Commercial Code.

                  "Collateral" means all of the Borrower's right, title, and interest in and to each of the following:

                  (a)      the Accounts,

                  (b)      the Books,

                  (c)      the Equipment,

                  (d)      the General Intangibles,

                  (e)      the Inventory,

                  (f)      the Investment Property,

                  (g)      the Negotiable Collateral,

                  (h) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                  (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance reasonably satisfactory to the Agent.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the Borrower; provided, however that the term "Collections" shall not be deemed to include payment items received by the Borrower or its Subsidiaries on account of the sale of Inventory at commissaries located within a correctional facility.

                  "Commitment" means, with respect to each Lender, its Commitment, and with respect to all Lenders, their Commitments in the aggregate, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

                  "Commitment Fee" has the meaning set forth in Section 2.5(c) of this Agreement.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-2 delivered by the chief financial officer of the Borrower to the Agent.

                  "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to the Agent, between the Borrower, the Agent, and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property.

                  "Credit Parties" means a collective reference to the Borrower and the Guarantors, and "Credit Party" means any one of them.

                  "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Defaulting Lender" means any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within 1 Business Day after written demand upon it by the Agent to do so.

                  "Defaulting Lenders Rate" means the Base Rate for the first 3 days from and after the date the relevant payment is due and, thereafter, at that interest rate equal to the greater of (a) the interest rate then applicable to Advances, and (b) the Base Rate.

                  "Designated Account" means account number [375122611] of the Borrower maintained with the Borrower's Designated Account Bank, or such other deposit account of the Borrower (located within the United States) that has been designated as such, in writing, by the Borrower to the Agent.

                  "Designated Account Bank" means [Bank of America, N.A., whose office is located at Dallas, Texas 75283-2406, and whose ABA number is 1110000 12].

                  "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 180 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, returns, credits, or other dilutive items with respect to the Accounts, by (b) the Borrower's Collections with respect to Accounts (excluding extraordinary items) plus the Dollar-amount of clause (a).

                  "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5.0%.

                  "Disbursement Letter" means an instructional letter executed and delivered by the Borrower to the Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be reasonably satisfactory to the Agent.

                  "Dollars" or "$" means United States dollars.

                  "EBITDA" means, for any period, the amount equal to the sum of
(a) consolidated net income for such period, plus (b) an amount which, in the determination of consolidated net income for such period, has been deducted for
(i) consolidated interest expense, (ii) total federal, state, local and foreign income, value added and similar taxes (including the write-off of deferred taxes) and (iii) depreciation and amortization expense, all as determined in accordance with GAAP.

                  "Effective Date" means the first date on which each of the conditions set forth in Section 3.1 shall have been fulfilled or waived.

                  "Eligible Accounts" means those Accounts created by the Borrower in the ordinary course of its business, that arise out of the Borrower's rendition of services, that comply with each and all of the representations and warranties respecting Eligible Accounts made by the Borrower in the Loan Documents, and that are not excluded as ineligible by virtue of the one or more of the criteria set forth below; provided however, that such criteria may be fixed and revised from time to time by the Agent in the Agent's Permitted Discretion. Eligible Accounts shall not include the following:

                           (a)      Accounts that the Account Debtor has failed
to pay within 90 days of original invoice date or Accounts more than 60 days past due,

                           (b)      Accounts owed by an Account Debtor (or its
Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

                           (c)      Accounts with respect to which the Account
Debtor is an Affiliate or agent of the Borrower,

                           (d)      Accounts arising in a transaction by reason
of which the payment by the Account Debtor may be conditional,

                           (e)      Accounts that are not payable in Dollars,

                           (f)      Accounts with respect to which the Account
Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to the Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to the Agent and is directly drawable by the Agent, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, reasonably satisfactory to the Agent,

                           (g)      Accounts with respect to which the Account
Debtor is a creditor of the Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account, to the extent of such claim, right of offset, assertion, or dispute,

                           (h)      Accounts with respect to an Account Debtor
whose total obligations owing to the Borrower exceed 15% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

                           (i) Accounts with respect to which (i) the Account
Debtor is subject to an Insolvency Proceeding, (ii) the Borrower has received notice of an imminent Insolvency Proceeding involving the Account Debtor or a material impairment of the financial condition of the applicable Account Debtor,
(iii) the Account Debtor is not Solvent, or (iv) the Account Debtor goes out of business,

                           (j)      Accounts the collection of which the Agent,
in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

                           (k)      Accounts with respect to which the services
giving rise to such Account have not been performed and accepted by the Account Debtor,

                           (l)      Accounts that represent the right to receive
progress payments or other advance billings that are due prior to the completion of performance by the Borrower of the subject contract for services, or

                           (m)      At the election of the Agent in its
Permitted Discretion, Accounts with respect to which the Account Debtor is the lessee directly from PRT of the correctional or detention facility managed by the Borrower unless such Account Debtor has obtained a non-disturbance agreement from any mortgagee of PRT in form and substance acceptable to the Agent in its Permitted Discretion.

                  "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a pre-existing Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by the Agent and the Borrower, and (f) during the continuation of an Event of Default, any other Person approved by the Agent

                  "Equipment" means all of the Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, 8 amended, and any successor statute thereto.

                  "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of the Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of the Borrower under IRC Section 414(c), (c) solely for purposes of
Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which the Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with the Borrower and whose employees are aggregated with the employees of the Borrower under IRC Section 414(o).

                  "Event of Default" has the meaning set forth in Section 8.

                  "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to:

                           (a)      the lesser of (i) the aggregate amount of
Advances available to the Borrower as of such time (based on the applicable advance rates set forth in Section 2.1 hereof and calculated as if no Advances are outstanding), subject to the sublimits and availability reserves established by the Agent under the terms hereof, and (ii) the Maximum Revolver Amount, minus

                           (b)      the sum of (i) the amount of all then
outstanding Advances, (ii) the aggregate amount of all trade payables of the Borrower that are more than 60 days past due as of such time, and (iii) the aggregate amount of the Borrower's book overdrafts.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

                  "Existing Lender" means Foothill Capital Corporation, a California corporation.

                  "Fee Letter" means that certain fee letter, dated as of even date herewith, between the Borrower and the Agent, in form and substance reasonably satisfactory to the Agent.

                  "FEIN" means Federal Employer Identification Number.

                  "French Sub" means CCA France, a French societe anonyme.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "General Intangibles" means all of the Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Permits, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, Investment Property, and Negotiable Collateral.

                  "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "Governmental Authority" shall mean any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "Guarantors" means a collective reference to each of the Subsidiary Guarantors, together with their successors and permitted assigns, and "Guarantor" means any one of them.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Hire Year" has the meaning set forth in Section 7.15.

                  "Immaterial Subsidiaries" means International Sub, Technical Sub, Canadian Sub, Viccor, TransCor PR, French Sub and TransCor U.S.

                  "Indebtedness" means (a) all obligations of the Credit Parties for borrowed money, (b) all obligations of the Credit Parties evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of the Credit Parties in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of the Credit Parties under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of the Credit Parties, irrespective of whether such obligation or liability is assumed, and
(e) any obligation of the Credit Parties guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to any Credit Party) any obligation of any other Person.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                  "Indemnified Person" has the meaning set forth in Section
11.3.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "International Sub" means CCA International, Inc., a Delaware corporation.

                  "Interest Period" means, with respect to each LIBOR Rate Advance, a period commencing on the date of the making of such LIBOR Rate Advance and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c) - (e) below) to the next succeeding Business Day, (b) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any

Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) the Borrower may not elect an Interest Period which will end after the Maturity Date.

                  "Inventory" means all present and future inventory in which the Borrower has interest, including goods held for sale or lease or to be furnished under a contract of service and all of the Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means "investment property" as that term is defined in the Code, whether now owned or hereafter acquired.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit J-1 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 6.21.

                  "Legal Requirements" means all applicable international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits.

                  "Lehman" means Lehman Commercial Paper Inc., a New York corporation.

                  "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1 hereof.

                  "Lender Group" means, individually and collectively, each of the Lenders and the Agent.

                  "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by the Borrower under any of the Loan Documents that are paid or incurred by the Lender Group,
(b) actual fees or charges paid or incurred by the

Agent in connection with the Lender Group's transactions with the Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office), filing, recording, publication, and appraisals (including periodic Collateral appraisals), (c) actual costs and expenses incurred by the Agent in the disbursement of funds to the Borrower (by wire transfer or otherwise), (d) actual charges paid or incurred by the Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable costs and expenses paid or incurred by the Lender Group in examining the Books, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with the Borrower, (h) the Lender's reasonable fees and expenses (including attorneys fees) incurred in drafting, negotiating and delivering the Loan Documents (i) the Agent's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning the Borrower), defending, or concerning the Loan Documents, irrespective of whether suit is brought, and (j) each of the Lenders' reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing, (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning the Borrower), or defending the Loan Documents, irrespective of whether suit is brought.

                  "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, and agents of such Lender.

                  "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Loan Documents" means this Agreement, the Disbursement Letter, the Lockbox Agreements, the Intercreditor Agreement, the Fee Letter, any note or notes executed by the Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by the Borrower and the Lender Group in connection with this Agreement.

                  "Lockbox Account" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

                  "Lockbox Agreements" means those certain lockbox agreements and those certain depository agreements, in form and substance reasonably satisfactory to the Agent, each of which is among the Borrower, the Agent, and one of the Lockbox Banks.

                  "Lockbox Banks" means such banks as may be agreed to by the Agent and the Borrower from time to time.

                  "Lockboxes" has the meaning set forth in Section 2.6.

                  "Management Contracts" means (a) those certain contracts and other agreements related to the management and operation of correction and detention facilities between CCA and Governmental Authorities, each of such contracts being listed on Schedule M-1, and (b) additional or replacement contracts and other agreements related to the management and operation of correction and detention facilities entered into between the Borrower and Governmental Authorities subsequent to June 30, 2000.

                  "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (b) the material impairment of a Credit Party's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral, or (d) a material impairment of the priority of the Agent's Liens with respect to the Collateral.

                  "Maturity Date" has the meaning set forth in Section 3.4.

                  "Maximum Revolver Amount" means $50,000,000.

                  "Merger" means the merger of the Borrower with and into CCAAS such that substantially all of the assets of the Borrower and CCAAS as of the date of such merger are in the same entity, and the series of related transactions occurring immediately prior to the Merger as described in the PRT Registration Statement.

                  "Negotiable Collateral" means all of the Borrower's now owned and hereafter acquired letters of credit, notes, drafts, instruments, security certificates, documents, and chattel paper.

                  "Net Worth" means, as of any date of determination, with respect to the Borrower, total stockholders' equity determined in conformity with GAAP.

                  "Non-Disturbance Agreements"' means one or more
Non-Disturbance Agreements among Bank of America, N.A., as administrative agent, PRT and the Borrower, in form and substance reasonably satisfactory to the Agent, relative to each of the Borrower's facilities that is leased from PRT.

                  "Note" means a promissory note of the Borrower in favor of a Lender evidencing the Advances, provided by the Borrower to such Lender pursuant to Section 2.1, as such promissory note may be amended, modified, restated, supplemented, extended, renewed or replaced.

                  "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities', obligations, fees (including the fees provided for in the Fee Letter), charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), covenants, and duties owing by the Borrower or any other Credit Party to the Lender Group of any kind and description arising under or pursuant to the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that the Borrower or any other Credit Party is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                  "Overadvance" has the meaning set forth in Section 2.4.

                  "Participant" has the meaning set forth in Section 14.1(e).

                  "Pay-Off Confirmation" means evidence reasonably satisfactory to the Agent that all of the obligations of the Borrower to Existing Lender have been paid in full.

                  "Permits" of a Person shall mean all rights, franchises, permits, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

                  "Permitted Discretion", with respect to any determination by a member of the Lender Group, means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "Permitted Dispositions" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of the Borrower's business, (b) sales of individual items of Collateral with a book value of less than $100,000 in the aggregate during any fiscal year,
(c) other disposition of assets by the Borrower, provided that (i) such dispositions are for fair value, (ii) not less than 85% of the aggregate consideration is paid in full in cash, and (iii) the aggregate amount of all such dispositions by the Borrower does not exceed $100,000 in the aggregate for any fiscal year, (c) the lease or sublease of any property in the ordinary course of business, and (d) the licensing by the Borrower, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of the Borrower's business.

                  "Permitted Investments" means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a maturity not exceeding one year, (b) certificates of deposit, time deposits, banker's acceptances or other instruments of a bank having a combined capital and surplus of not less than $500,000,000 with a maturity not exceeding one year, (c) investments in commercial paper rated at least A-1 or P-1 maturing within one year after the date of acquisition thereof, (d) money market accounts and other interest bearing deposit accounts maintained at a bank having combined capital and surplus of no less than $500,000,000 or at any other financial institution reasonably satisfactory to the Agent, (e) investments in negotiable instruments for collection, and (f) advances made in connection with purchases of goods or services in the ordinary course of business.

                  "Permitted Liens"' means (a) Liens held by the Agent for the benefit of the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens and the interests of lessors under Capital Leases to the extent that such Liens or interests secure Purchase Money Indebtedness permitted under Section 7.1 hereof and so long as the Lien only attaches to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of the Borrower and its Subsidiaries and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of the Borrower and its Subsidiaries and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of the Borrower and its Subsidiaries, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens arising under guarantees made by the Guarantors with respect to obligations under the PRT Credit Agreement, and (l) with respect to any Real Property, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances that do not materially interfere with or impair the use or operation thereof by the Borrower.

                  "Permitted Protest" means the right of the Borrower to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP,
(b) any such protest is instituted and diligently prosecuted by the Borrower in good faith, and (c) the Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of the Agent on behalf of the Lender Group in and to the Collateral.

                  "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Prime Rate" means the per annum rate of interest established from time to time by Bank of America, N.A. as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America, N.A. to its customers.

                  "PRT" means Prison Realty Trust, Inc., a Maryland corporation.

                  "PRT Business Development Agreement" means that certain Business Development Agreement, dated May 4, 1999, by and between PRT and CCA, as amended by Amendment Number One to Business Development Agreement, dated June 9, 2000, as such agreement may from time to time be amended or modified.

                  "PRT Change of Control" means any Person or two or more Persons acting in concert shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of PRT (or other securities convertible into such Voting Stock) representing 51% or more of the combined voting power of all Voting Stock of PRT.

                  "PRT Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of August 4, 1999 among PRT, the subsidiary guarantors of PRT, as defined therein, the lenders identified therein, Lehman Commercial Paper Inc., as administrative agent, Societe Generale, as documentation agent, and The Bank of Nova Scotia, as syndication agent, SouthTrust Bank, N.A., as Co-agent, and Lehman Brothers Inc., as advisor, lead arranger and book manager, as such agreement may from time to time be amended or modified, as amended by that certain Waiver and Amendment, dated June 9, 2000.

                  "PRT Lease Agreement" means any lease agreement between PRT and CCA, as amended by the Master Amendment to Lease Agreements, dated December 31, 1999, and Second Master Amendments to Lease Agreements, dated June 9, 2000, as such agreements may from time to time be amended or modified.

                  "PRT License Agreement" means that certain Service Mark and Trade Name Use Agreement dated as of December 31, 1998 between PRT and the Borrower, as such agreement may from time to time be amended or modified.

                  "PRT Master Lease" means that certain Master Agreement to Lease, dated January 1, 1999, by and between PRT and CCA, and amended by First Amendment to Master Agreement to Lease, dated December 31, 1999, and as amended by Second Master Amendment to Lease Agreement, dated June 9, 2000, as such agreement may from time to time be amended or modified.

                  "PRT Note" means that certain Promissory Note dated December 31, 1998 executed by the Borrower and made-payable to PRT in the principal amount of $137,000,000, as such note may from time to time be amended or modified.

                  "PRT Registration Statement" means that certain Registration Statement on Form S-4 (reg. no. 333-41778), as filed with the Securities and Exchange Commission on July 19, 2000 and as subsequently declared effective by the Commission on July 26, 2000, of which the joint proxy statement/prospectus of PRT and CCA, dated August 3, 2000, and as supplemented on September 6, 2000, is a part.

                  "PRT Related Documents" means, collectively, the PRT Note, the PRT License Agreement, the PRT Services Agreement, the PRT Tenant Incentive Agreement, the Service Company A License Agreement, the Non-Disturbance Agreement, the Service Company B License Agreements, and any PRT Lease Agreement and the PRT Business Development Agreement.

                  "PRT Services Agreement" means that certain Amended and Restated Services Agreement, March 5, 1999, by and between PRT and CCA, as amended by Amendment Number One to Amended and Restated Services Agreement, dated as of June 9, 2000, as such agreement may from time to time be amended or modified.

                  "PRT Tenant Incentive Agreement" means that certain Amended and Restated Tenant Incentive Agreement, dated as of May 4, 1999, by and between PRT and CCA, as amended by Amendment Number One to Amended and Restated Tenant Incentive Agreement, dated June 9,2000, as such agreement may from time to time be amended or modified

                  "Projections" means the Borrower's forecasted (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with the Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Pro Rata Share" means:

                           (a)      with respect to a Lender's obligation to
make Advances and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment, by
(ii) the aggregate amount of all Lenders' Commitments; and

                           (b)      with respect to all other matters (including
the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the aggregate amount of all Lenders' Commitments.

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by the Borrower.

                  "Reserve Percentage" means, on any day, that percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that is in effect on such date with respect to deposits of Dollars in a non-United States or an international banking office of a bank used to fund a LIBOR Rate Advance.

                  "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate 51% of the Commitments, or if the Commitments have been terminated irrevocably, 51% of the Obligations then outstanding.

                  "Revolver Usage" means, as of any date of determination, the sum of (a) the aggregate amount of Advances outstanding.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "Securities Account" means a "securities account" as that term is defined in Section 8-501 of the Code.

                  "Service Company A" means Prison Management Services, Inc., a Tennessee corporation.

                  "Service Company A License Agreement" means that certain Service Mark and Trade Name Use Agreement dated as of December 31, 1999, between Service Company A and the Borrower, as amended or modified from time to time.

                  "Service Company B" means Juvenile and Jail Facility Management Services, Inc., a Tennessee corporation.

                  "Service Company B License Agreement" means that certain Service Mark and Trade Name Use Agreement dated as of December 31, 1999, between Service Company B and the Borrower, as amended or modified from time to time.

                  "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

                  "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

                  "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "Subordination Agreement" means that certain Subordination Agreement among PRT, the Borrower, and the Agent, the form and substance of which shall be reasonably acceptable to the Agent.

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity. The foregoing notwithstanding, so long as the representations and warranties contained in this Agreement relative to Immaterial Subsidiaries are true and correct, none of the Immaterial

Subsidiaries shall be "Subsidiaries", for purposes of this Agreement, or the other Loan Documents.

                  "Subsidiary Guarantor" means each of the Subsidiaries identified as a "Subsidiary Guarantor" on the signature pages hereto and each Additional Credit Party which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns, and "Subsidiary Guarantor" means any one of them.

                  "Swing Line Lender" means Lehman.

                  "Swing Line Loans" has the meaning set forth in Section 2.1(d)(i).

                  "Technical Sub" means Technical and Business Institute of America, Inc., a Tennessee corporation.

                  "TransCor PR" means TransCor Puerto Rico, a Puerto Rico corporation.

                  "TransCor U.S." means TransCor America, LLC, a Tennessee limited liability company.

                  "Triggering Event of Default" means any one or more of the following (a) an Event of Default under Section 8.1, (b) the Borrower's failure to perform the covenant set forth in Section 7.20, (c) any representation, warranty or statement made by the Borrower in this Agreement, any other Loan Document, or in any other agreement or schedule, or otherwise made by the Borrower to the Agent or any Lender, whether orally or in writing, shall contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make such representation, warranty or statement in light of the circumstances under which it was made, not misleading, and the Borrower knew that such statement of material fact or omission of material fact was false or misleading, or (d) the Borrower, directly or indirectly, converts or appropriates or otherwise misemploys any Collateral or the proceeds thereof contrary to the provisions of this Agreement or any other Loan Document, including, but not limited to, the Borrower's direction to Account Debtors to make payments on Accounts in a manner other than as required by Section 2.6.

                  "Viccor" means Viccor Investments PTY. LTD., a Victoria Australia corporation.

                  "Voidable Transfer" has the meaning set forth in Section 15.8.

                  "Voting Stock" means, with respect to any Person, Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean the Borrower on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document as the case may be. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the Agent. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable.

         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       LOAN AND TERMS OF PAYMENT.

         2.1      REVOLVER ADVANCES.

                  (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender agrees to make advances ("Advances") to the Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of
(i) the Maximum Revolver Amount or (ii) the Borrowing Base. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

                           (y)    the lesser of

                                    (i) 85% of the amount of Eligible Accounts,
                                  less the amount, if any, of the Dilution
                                  Reserve, and

                                    (ii) an amount equal to 45% of the
                                  Borrower's Collections with respect to
                                  Accounts for the immediately preceding 90 day period, minus

                           (z) the aggregate amount of reserves, if any, established by the Agent under Section 2.1(b).

                  (b) Anything to the contrary in this Section 2.1 notwithstanding, the Agent shall have the right to establish reserves, (i) in an amount equal to $5,000,000, provided, however, that if there shall not have occurred a Borrower Net Worth Default or a Borrower EBITDA Default as of any calendar quarter, commencing with the calendar quarter ending on March 31, 2001, then such reserve amount shall be reduced by $1,250,000, effective as of the fifth Business Day following the receipt by the Agent of the financial statements delivered pursuant to Section 6.3 of the Borrower for such calendar quarter, and (ii) at any time and from time to time, in such additional amounts, and with respect to such other matters, as the Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (A) sums that the Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (B) amounts owing by the Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the reasonable determination of the Agent (from the perspective of an asset-based lender), would be likely to have a priority superior to the Liens of the Agent, for the benefit of the Lender Group (such as landlord liens, ad valorem taxes, or sales taxes where given priority under applicable law) in and to such item of the Collateral. The Borrower hereby acknowledges and agrees that the Agent shall be establishing reserves pursuant to the foregoing clause (i) in such amounts as are set forth in such clause.

                  (c) The Lenders shall have no obligation to make further Advances hereunder to the extent such further Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount. No Lender shall have any obligation to make further Advances hereunder to the extent that such further Advances would cause the aggregate outstanding amount of Advances due and owing to such Lender to exceed such Lender's Commitment.

                  (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                  (e) The Advances made by each Lender shall be evidenced by a duly executed promissory note of the Borrower in an original principal amount equal to such Lender's Commitment and substantially in the form of Exhibit N-1.

                  (f) The Swing Line Loan Advances made by the Swing Line Lender under Section 2.2(d) shall be evidenced by a duly executed promissory note of the Borrower substantially in the form of Exhibit N-2.

         2.2      BORROWING PROCEDURES AND SETTLEMENTS.

                  (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to the Agent (which notice must be received by the Agent no later than 2:00 p.m. (New York time) on the Business Day immediately preceding the requested Funding Date; provided, however, that in the case of a request for Swing Line Loans in an amount of $5,000,000, or less, such notice will be timely received if it is received by Agent no later than 12:00 a.m. (New York time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing,
(ii) a detailed calculation of the Borrowing Base and (iii) the requested Funding Date, which shall be a Business Day. At the Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                  (b) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.2(a), the Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(c) apply to such requested Borrowing, or (ii) to request Swing Line Lender to make a Swing Line Loan pursuant to the terms of Section 2.2(d) in the amount of the requested Borrowing; provided, however, that if Swing Line Lender declines in its sole discretion to make a Swing Line Loan pursuant to Section 2.2(d), the Agent shall elect to have the terms of Section 2.2(c) apply to such requested Borrowing.

                  (c)      Making of Advances.

                           (i) Promptly after receipt of a request for a Borrowing pursuant to Section 2.2(a), the Agent shall notify the Lenders, not later than 1:00 p.m. (New York time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (New York time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, the Agent shall make the proceeds of such Advances available to the Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by the Agent to the Borrower's Designated Account; provided, however, that, the Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in
                  Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability of the Borrower on such Funding Date.

                           (ii) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made or will make such amount available to the Agent in immediately available funds on the Funding Date and the Agent, may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice submitted by the Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date, shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                           (iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (y) the requisite non-Defaulting Lenders and the Agent shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

                  (d)      Making of Swing Line Loans.

                           (i) In the event that the Agent shall elect, with the consent of the Swing Line Lender, to have the terms of this Section 2.2(d) apply to a requested Borrowing as described in Section 2.2(b), the Swing Line Lender shall make an Advance in the amount of such Borrowing (any such Advance made pursuant to this Section 2.2(d) being referred to as a "Swing Line Loan" and such Advances being referred to collectively as "Swing Line Loans") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Account. Each Swing Line Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances. Subject to the provisions of Section 2.2(i), the Agent shall not request the Swing Line Lenders to make, and the Swing Line Lender shall not make, any Swing Line Loan if the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in
                  Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. The Agent and the Swing Line Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in
                  Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Line Loan.

                           (ii) The Swing Line Loans shall be secured by the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances pursuant to Section 2.5 hereof.

                  (e) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, the Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Swing Line Loans shall take place on a periodic basis in accordance with the following provisions:

                           (i)      The Agent shall request settlement
                  ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (New York time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Swing Line Loans and Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.2(b)(iii)): (y) if a Lender's balance of the Advances and Swing Line Loans exceeds such Lender's Pro Rata Share of the Advances as of a Settlement Date, then the Agent shall by no later than 2:00 p.m. (New York time) on the Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances and Swing Line Loans; and
                  (z) if a Lender's balance of the Advances and Swing Line Loans is less than such Lender's Pro Rata Share of the Advances and Swing Line Loans as of a Settlement Date, such Lender shall no later than 12:00 p.m. (New York time) on the Settlement Date transfer in immediately available funds to such account of the Agent as the Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances and Swing Line Loans. Such amounts made available to the Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Line Loan and, together with the portion of such Swing Line Loan constitute Advances of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, the Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                           (ii) In determining whether a Lender's balance of the Advances and Swing Line Loans is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances and Swing Line Loans as of a Settlement Date, the Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by the Agent with respect to principal, interest, fees payable by the Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by the Agent to that Lender as part of such next Settlement.

                  (f) Notation. The Agent shall record on its books the principal amount of the Advances owing to each Lender and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                  (g) Lenders' Failure to Perform. All Advances shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

                  (h) Effect of Bankruptcy. If a case is commenced by or against the Borrower under the Bankruptcy Code, or other statute providing for debtor relief, then, unless otherwise agreed by all Lenders, the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to the Borrower as debtor or debtor-in-possession, or to any trustee for the Borrower, nor consent to the use of cash collateral (provided that the Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses).

         2.3      PAYMENTS.

                  (a)      PAYMENTS BY THE BORROWER.

                           (i) All payments to be made by the Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lender Group at the Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 11:00 a.m. (New York time) on the date specified herein. Any payment received by the Agent later than 11:00 a.m. (New York time), at the option of the Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                           (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                           (iii) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made (or will make) such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower does not make such payment in full to the Agent on the date when due, each Lender severally shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Base Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                  (b) APPORTIONMENT, APPLICATION, AND REVERSAL OF PAYMENTS. Except as otherwise provided with respect to Defaulting Lenders, principal and interest payments and payments of fees (other than fees designated for the Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each individual Lender). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Obligations or not constituting payment of specific fees, and all proceeds of Collateral received by the Agent, shall be applied as in the following order:

                           (i) to pay any fees or expense reimbursements then due to the Agent from the Borrower;

                           (ii) to pay any fees or expense reimbursements then due to the Lenders from the Borrower;

                           (iii) to pay interest due in respect of all outstanding Advances;

                           (iv) ratably to pay principal of all outstanding Advances, such payment to be made, first, to the outstanding Base Rate Advances and, second, to the outstanding LIBOR Rate Advances (in the order of their maturity); and

                           (v) ratably to pay any other Obligations due to the Agent or any Lender by the Borrower.

         2.4 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by the Borrower to the Lender Group pursuant to Sections 2.1 is greater than either the Dollar or percentage limitations set forth in Sections
2.1 (an "Overadvance"), the Borrower immediately shall pay to the Agent, in cash, the amount of such excess, which amount shall be used by the Agent to reduce the Obligations in accordance with the priority set forth in Section 2.3(b). In addition, the Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.5      INTEREST RATE, PAYMENTS, AND CALCULATIONS.

                  (a) INTEREST RATE. All unpaid Obligations shall bear interest on the Daily Balance thereof at a per annum rate equal to the Base Rate, plus the Applicable Margin.

                  (b) DEFAULT RATE. Upon the occurrence and during the continuation of a Triggering Event of Default, all unpaid Obligations shall bear interest on the Daily Balance thereof at a per annum rate equal to 3 percentage points above the per annum, rate otherwise applicable hereunder.

                  (c) PAYMENTS. Interest and fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the per annum rate otherwise applicable hereunder.

                  (d) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the applicable rates of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                  (e) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, the Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.6 COLLECTION OF ACCOUNTS. The Borrower shall establish and at all times thereafter maintain lockboxes (the "Lockboxes"), and shall instruct all Account Debtors to remit all amounts owed by them to such Lockboxes. The Borrower, the Agent, and the Lockbox Banks shall enter into Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at the applicable Lockbox Bank. The Borrower agrees that all Collections received by the Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by the Borrower without the prior written consent of the Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Agent Account") maintained by the Agent at a depositary selected by the Agent.

         2.7      CREDITING PAYMENTS.

                  The receipt of any payment by the Agent (whether from transfers to the Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then the Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by the Agent only if it is received into the Agent Account on a Business Day on or before 11:00 a.m. (New York time). If any Collection item is received into the Agent Account on a non-Business Day or after 11:00 a.m. (New York time) on a Business Day, it shall be deemed to have been received by the Agent as of the opening of business on the immediately following Business Day.

         2.8 DESIGNATED ACCOUNT. The Lenders are authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.5(d). The Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by the Borrower and made by the Lenders hereunder. Unless otherwise agreed by the Agent and the Borrower, any Advance requested by the Borrower and made by the Lenders hereunder shall be made to the Designated Account.

         2.9 FEES. The Borrower shall pay to the Agent for the ratable benefit of the Lender Group (except as otherwise indicated) the following fees, which fees shall be non-refundable when paid:

                  (a) FINANCIAL EXAMINATION, VALUATION, AND APPRAISAL FEES. For the sole and separate account of the Agent, a separate fee of $750 per day, per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of the Borrower performed by personnel employed by the Agent; and, in addition, from and after the occurrence and during the continuation of an Event of Default, for the sole and separate accounts of the Agent and each Lender that exercises its rights under Section 4.6 the actual charges paid or incurred by the Agent or any Lender if it elects to employ the services of one or more third Persons to perform such audits of the Borrower or its Books, to appraise the Collateral, or to assess the Borrower's business valuation; it being the Agent's expectation as of the Closing Date that, if the relevant contracts, leases, agreements, books, and records are located at the Borrower's chief executive office in Nashville, Tennessee, such field survey, review, and verification processes will need to be completed solely at such office, and

                  (b) FEE LETTER. To the Agent, as and when provided thereunder, the fees payable under the terms of the Fee Letter.

                  (c) FEES. On the first day of each month during the term of this Agreement, a commitment fee in an amount equal to %.50 per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of (i) the average daily balance of Advances that were outstanding during the immediately preceding month (the "Commitment Fee"). For purposes of computation of the Commitment Fee, the Swing Line Loans shall not be considered an Advance.

         2.10 CAPITAL REQUIREMENTS. If after the date hereof any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitment to make Advances hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, than such Lender may notify the Borrower and the Agent thereof. The Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

3.       CONDITIONS; TERM OF AGREEMENT.

         3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The effectiveness of this Agreement and the obligation of the Lender Group (or any member thereof) to make the initial Advance are subject to the fulfillment, to the satisfaction of the Agent and its counsel, of each of the following conditions:

                  (a) the Agent shall have received each of the following documents in form and substance satisfactory to the Agent, duly executed, and each such document shall be in full force and effect:

                           (i)      this Agreement;

                           (ii)     the Fee Letter;

                           (iii)    the Disbursement Letter;

                           (iv)     an assignment of the Lockbox Agreements;

                           (v) Non-Disturbance Agreements for each of the Borrower's facilities leased from PRT;

                           (vi)     the Subordination Agreement; and

                           (vii) a Collateral Access Agreement with respect to the Borrower's chief executive offices in Nashville, Tennessee, in form and substance satisfactory to the Agent in its Permitted Discretion;

                  (b) the Agent shall have received a certificate from the Secretary of the Borrower and each Guarantor attesting to the resolutions of the Borrower's and each Guarantor's Board of Directors, as the case may be, authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents to which the Borrower and each Guarantor is a party and authorizing specific officers of the Borrower and each Guarantor to execute the same;

                  (c) the Agent shall have received copies of the Borrower's and each Guarantor's Governing Documents, as amended, modified, or supplemented to the Effective Date, certified by the Secretary of the Borrower and each Guarantor, as the case may be;

                  (d) the Agent shall have received a certificate of status with respect to the Borrower and each Guarantor, dated within 10 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of the Borrower and each Guarantor, as the case may be, which certificate shall indicate that the Borrower and each Guarantor, as the case may be, is in good standing in such jurisdiction;

                  (e) the Agent shall have received certificates of status with respect to the Borrower and each Guarantor, each dated within 60 days of the Effective Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that the Borrower and each Guarantor, as the case may be, is in good standing in such jurisdictions;

                  (f) the Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.9, the form and substance of which shall be satisfactory to the Agent and its counsel;

                  (g) the Agent shall have received an opinion of the Borrower's and each Guarantor's counsel in form and substance satisfactory to the Agent in its Permitted Discretion;

                  (h) the Agent shall have received a copy of each of the PRT Related Documents, certified as true and correct by the Secretary of the Borrower;

                  (i) the Agent shall have received satisfactory evidence that all tax returns required to be filed by the Borrower and each Guarantor, as the case may be, have been timely filed and all taxes upon the Borrower and each Guarantor or their respective properties, assets, income, and franchises (including real property taxes and payroll taxes), as the case may be, have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (j) each Lender shall have received a Note in an amount equal to such Lender's Commitment and substantially in the form of Exhibit N-1;

                  (k) the Agent shall have received the Pay-Off Confirmation, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of the Borrower;

                  (l)      the Agent shall have received:

                           (i) all financing statements required by the Agent duly executed by the Borrower and each Guarantor; and

                           (ii) all searches reflecting the filing of all such financing statements that are to be filed with the Tennessee Secretary of State's office and with each filing office in each state in which any Guarantor has its chief executive office; and

                  (m) the Agent shall have received UCC termination statements relative to all UCC financing statements filed against the Borrower with the Tennessee Secretary of State's office, and with each filing office in each state in which any Guarantor has its chief executive office, except with respect to such UCC financing statement filed in connection with the Borrower's and each Guarantor's guarantee of PRT's obligation under the PRT Credit Agreement; and

                  (n) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to the Agent and its counsel.

         3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of the Lender Group (or any member thereof) to make any Advance shall be subject to the following conditions precedent:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such advance, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such Advance, nor shall either result from the making thereof;

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such Advance shall have been issued and remain in force by any Governmental Authority against the Borrower, the Agent or any Lender, or any of their Affiliates; and

                  (d) the amount of the Revolver Usage, after giving effect to the requested Advance, shall not exceed the Availability.

         3.3 CONDITIONS SUBSEQUENT. As a condition subsequent to initial closing hereunder, the Borrower shall perform or cause to be performed the following (the failure by the Borrower to so perform or cause to be performed constituting an Event of Default):

                  (a) within 30 days of the Closing Date, deliver to the Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.9, the form and substance of which shall be satisfactory to the Agent and its counsel; and

                  (b) within 15 Business Days of the Closing Date, deliver to the Agent an opinion of the Borrower's New York counsel, in form and substance satisfactory to the Agent in its Permitted Discretion.

         3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by the Borrower and the Lender Group and shall continue in full force and effect for a term ending on December 31, 2002 (the "Maturity Date"). Either the Borrower or the Agent on behalf of the Lenders may terminate this Agreement effective on the Maturity Date or on any first year anniversary of the Maturity Date by giving the other party at least 90 days prior written notice. The foregoing notwithstanding, the Lender Group shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations shall immediately become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge the Borrower of the Borrower's duties, Obligations, or covenants hereunder, continuing security interests in the Collateral, for the benefit of the Lender Group, shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. Upon termination of this Agreement and after all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, the Agent will, at the Borrower's sole expense, execute and deliver any Uniform Commercial Code termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the security interests, financing statements, and all other notices of security interests and liens previously filed by the Agent for the benefit of the Lender Group with respect to the Obligations.

         3.6 EARLY TERMINATION. The Borrower has the option, at any time upon 10 Business Days prior written notice to the Agent, to terminate this Agreement by paying to the Agent, for the benefit of the Lender Group, in cash, the Obligations, in full, together with the Applicable Prepayment Premium. If the Borrower has sent a notice of termination pursuant to the provisions of this Section, but fails to pay the Obligations in full on the date set forth in said notice, then the Agent, acting upon the instructions of the Required Lenders, shall have the election, to be made by a notice in writing sent by the Agent to the Borrower within 10 Business Days after the date that the Borrower had scheduled as the early termination date, either to (a) require the Borrower to repay the Obligations in full on a date that is 30 days after the date on which such notice is sent, or (b) continue the terms of this Agreement as if no such early termination notice had been sent. If the Agent terminates the Obligations of the Lenders hereunder to extend credit under this Agreement as a result of an occurrence of an Event of Default, then, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender's lost profits as a result thereof, the Borrower shall pay to the Agent for the ratable benefit of the Lenders upon the effective date of such termination, an early termination premium in an amount equal to the Applicable Prepayment Premium. The Applicable Prepayment Premium shall be presumed to be the amount of damages sustained by the Lenders as a result of the early termination hereof and the Borrower agrees that it is a reasonable estimation thereof under the circumstances existing as of the Effective Date. The Applicable Prepayment Premium provided for in this
Section 3.6 shall be deemed included in the Obligations.

4.       CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Each Credit Party hereby grants to the Agent, for the benefit of the Lender Group, a continuing security interest in all of such Credit Party's currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations of such Credit Party and in order to secure prompt performance by such Credit Party of each of its covenants and duties under the Loan Documents ("Agent's Liens"). The Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of the Lender Group or the Credit Parties. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, the Credit Parties have no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of the Agent's security interest is dependent on possession, the applicable Credit Party, immediately upon the request of the Agent, shall endorse and deliver physical possession of such Negotiable Collateral to the Agent.

         4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, the Agent or the Agent's designee may (a) notify customers or Account Debtors of the Credit Parties' that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to the Agent for the benefit of the Lender Group or that the Agent for the benefit of the Lender Group has a security interest therein, or (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Each Credit Party agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and will immediately deliver said Collections to the Agent in their original form as received by such Credit Party.

         4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of the Agent, the Credit Parties shall execute and deliver to the Agent, all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents that the Agent reasonably may request, in form and substance reasonably satisfactory to the Agent, to perfect and continue perfected the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

         4.5 POWER OF ATTORNEY. Each Credit Party hereby irrevocably makes, constitutes, and appoints the Agent (and any of the Agent's officers, employees, or agents designated by the Agent) as such Credit Party's true and lawful attorney, with power to (a) if such Credit Party refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Credit Party on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign any Credit Party's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse any Credit Party's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of any Credit Party's mail to an address designated by the Agent, to receive and open all mail addressed to such Credit Party (the Agent to provide copies thereof to such Credit Party), and to retain all mail relating to the Collateral and forward all other mail to such Credit Party, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under any Credit Party's policies of insurance covering the Collateral or related to claims that have been made against the Lender Group that the Lender Group asserts are covered by such insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that the Agent determines to be reasonable, and the Agent may cause to be executed and delivered any documents and releases that the Agent determines to be necessary. The appointment of the Agent as each Credit Party's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

         4.6 RIGHT TO INSPECT. The Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify each Credit Party's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; it being the Agent's and the Lender's expectation as of the Closing Date, that, if the Borrower's contracts, leases, agreements, books, and records are located at Borrower's chief executive office in Nashville, Tennessee, such inspection, checking, testing, and appraisal would need to be completed solely at such office.

5.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Lender Group to enter into this Agreement, each Credit Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete in all material respects as of the Effective Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1 NO ENCUMBRANCES. Each Credit Party has good and indefeasible title to its assets, free and clear of Liens except for Permitted Liens.

         5.2 ELIGIBLE ACCOUNTS. Each Account included in the Borrowing Base is an Eligible Account with bona fide existing payment obligations created by the rendition of services to the related Account Debtors in the ordinary course of the Borrower's business, owed to the Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation.

         5.3 EQUIPMENT. All of the Equipment is used or held for use in each Credit Party's business and is fit for such purposes.

         5.4 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment of each Credit Party, are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 6.11 permitted by Section 6.11.

         5.5 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of each Credit Party and each of its Subsidiaries is located at the address indicated in Schedule 5.5 and each Credit Party's FEIN is identified in
Schedule 5.5.

         5.6      DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Each Credit Party is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                  (b) Set forth on Schedule 5.6, is a complete and accurate description of the authorized capital Stock of each Credit Party, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding and the number of shares that are held in such Credit Party's treasury. Other than as described on Schedule 5.6, all such shares have been validly issued and, as of the Closing Date, are fully paid, nonassessable shares free of contractual preemptive rights. Other than as described on Schedule 5.6 there are no subscriptions, options, warrants, or calls relating to any shares of any Credit Party's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Credit Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                  (c) Set forth on Schedule 5.6 is a complete and accurate list of each Credit Party's direct and indirect Subsidiaries and Immaterial Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Person; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Credit Party. All of the issued and outstanding capital Stock of each Subsidiary has been validly issued, is held of record and beneficially by the Borrower and is fully paid and non-assessable.

                  (d) Except as set forth on Schedule 5.6 no capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of any Credit Party is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

         5.7      DUE AUTHORIZATION; NO CONFLICT.

                  (a) The execution, delivery, and performance by each Credit Party of this Agreement and the Loan Documents to which it is a party have been duty authorized by all necessary action on the part of the Borrower.

                  (b) The execution, delivery, and performance by each Credit Party of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Credit Party, the Governing Documents of such Credit Party, or any order, judgment, or decree of any court or other Governmental Authority binding on such Credit Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Credit Party, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Credit Party, other than Permitted Liens, or (iv) except as set forth on Schedule 5.7, require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Credit Party.

                  (c) Other than the taking of any action expressly required under this Agreement and the other Loan Documents and except as set forth on Schedule 5.7 the execution, delivery, and performance by each Credit Party of this Agreement and the Loan Documents to which such Credit Party is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                  (d) This Agreement and the other Loan Documents to which each Credit Party is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Credit Party will be the legally valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) Upon the filing of a financing statement in each filing office in which the chief executive office of each of the Credit Parties is located, including but not limited to the Tennessee Secretary of State's office, the Agent's Liens granted by each Credit Party to the Agent, for the benefit of the Lender Group, in and to its Accounts, General Intangibles, and Investment Property are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

         5.8 LITIGATION. Other than those matters disclosed on Schedule 5.8, there are no actions, suits, or proceedings pending or, to the best knowledge of each Credit Party, threatened against such Credit Party or any of its Subsidiaries, except for matters arising after the Closing Date that, if decided adversely to such Credit Party or any of its Subsidiaries, as the case may be, reasonably could not be expected to result in a Material Adverse Change.

         5.9 NO MATERIAL ADVERSE CHANGE. All financial statements relating to the Credit Parties that have been delivered to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present each Credit Party's financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to any Credit Party since June 30, 2000.

         5.10     FRAUDULENT TRANSFER.

                  (a)      Each Credit Party is Solvent.

                  (b) No transfer of property is being made by any Credit Party and no obligation is being incurred by any Credit Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Credit Party.

         5.11 EMPLOYEE BENEFITS. None of the Credit Parties, nor any of its Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

         5.12     ENVIRONMENTAL CONDITION. Other than those matters disclosed on
Schedule 5.12 and except in accordance with applicable law, none of any Credit Party's properties or assets has ever been used by such Credit Party or, to the best of such Credit Party's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of any Credit Party's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by any Credit Party. No Credit Party has received a summons, citation, notice or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by such Credit Party resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.13 BROKERAGE FEES. No Credit Party has utilized the services of any broker or finder in connection with obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable in connection herewith.

         5.14 PERMITS AND OTHER INTELLECTUAL PROPERTY. Each Credit Party owns or possesses adequate licenses or other rights to use all Permits, trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted.

         5.15 LEASES. Each Credit Party enjoys peaceful and undisturbed possession under all leases material to the business of such Credit Party and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by such Credit Party exists under any of them.

         5.16 IMMATERIAL SUBSIDIARIES. Each Person composing the Immaterial Subsidiaries does not own or operate or possess any material asset, license, management contract, franchise, or right and is not liable with respect to any material Indebtedness, obligation, liability, or claim. For purposes of this section, "material" means, (i) with respect to assets, licenses, management contracts, franchises or rights of the Immaterial Subsidiaries (other than TransCor U.S.) that the aggregate value of such items for the Immaterial Subsidiaries (other than TransCor U.S.) taken as a whole does not exceed 3.0% of the aggregate value of such items for the Borrower and its subsidiaries taken as a whole; and with respect to Indebtedness, obligations, liabilities, and claims of the Immaterial Subsidiaries (other than TransCor U.S.), that the aggregate amount of such items for the Immaterial Subsidiaries (other than TransCor U.S.), taken as a whole does not exceed 3.0% of the aggregate amount of such items for the Borrower and its Subsidiaries taken as a whole; and (ii) with respect to assets, licenses, management contracts, franchises or rights of TransCor U.S., that the aggregate value of such items excluding goodwill for TransCor U.S. does not exceed 5.0% of the aggregate value of such items including goodwill for the Borrower and its Subsidiaries taken as a whole; and with respect to, Indebtedness, obligations, liabilities, and claims of TransCor U.S., that the aggregate amount of such items for TransCor U.S. does not exceed 5.0% of the aggregate amount of such items for the Borrower and its Subsidiaries taken as a whole.

         5.17 COMPLIANCE WITH REQUIREMENTS. The conduct of each Credit Party's business and its management of correctional and detention facilities as currently conducted are in compliance, in all material respects, with the standards of the American Correctional Association and the requirements of applicable Governmental Authorities.

         5.18     GOVERNMENTAL REGULATIONS, ETC.

                  (a) None of the transactions contemplated by this Agreement or the other Loan Documents (including, without limitation, the direct or indirect use of the proceeds of the Advances) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

                  (b) No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Credit Party is
(i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19 DISCLOSURE. Neither this Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby or the other Loan Documents (other than projections and pro forma financial information) contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of such Credit Party to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

6.       AFFIRMATIVE COVENANTS.

Each Credit Party covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, such Credit Party or its Subsidiaries, as applicable, shall do all of the following:

         6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables such Credit Party to produce financial statements in accordance with GAAP and maintain records pertaining to the assets that contain information as from time to time reasonably may be requested by the Agent. Such Credit Party also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

         6.2 COLLATERAL REPORTING. Provide the Agent with the following documents at the following times in form reasonably satisfactory to the Agent:

                  (a) on a weekly basis, a collection journal and credit register since the last such schedule and a calculation of the Borrowing Base as of such date,

                  (b) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement,

                           (i)      a detailed calculation of the Borrowing
                  Base,

                           (ii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to the Agent,

                           (iii)    a summary aging, by vendor, of the
                  Borrower's accounts payable and any book overdraft, and

                           (iv)     a calculation of Dilution for the prior
                  month,

                           (v)      notice and evidence of all new and
                  outstanding Liens,

                  (c) on a quarterly basis, evidence, satisfactory to the Agent in its Permitted Discretion, of the Borrower's compliance with the terms of Section 5.16, with respect to TransCor U.S.,

                  (d) on an annual basis, evidence, satisfactory to the Agent in its Permitted Discretion, of the Borrower's compliance with the terms of Section 5.16, with respect to the Immaterial Subsidiaries (other than TransCor U.S.), and

                  (e)      upon request of the Agent,

                           (i) copies of invoices, customer statements, credit memos, remittance advises, and reports, deposit slips, shipping and delivery documents in connection with the Accounts,

                           (ii) notice of all litigation, material disputes or claims,

                           (iii) a detailed list of the Borrower's customers, and

                           (iv) such other reports as to the Collateral or the financial condition of the Borrower as the Agent reasonably may request from time to time.

         6.3 FINANCIAL STATEMENTS, REPORTS CERTIFICATES. Deliver to the Agent, with a copy to each Lender:

                  (a) as soon as available, but in any event within 45 days after the end of each month during each such Credit Parties' fiscal years,

                           (i) (A) a company prepared balance sheet and income statement, covering each Credit Party's operations during such period, and (B) with respect to each such month that is the last month of any fiscal quarter of such Credit Party, a company prepared statement of cash flows covering such Credit Party's operations during such fiscal quarter,

                           (ii) a certificate, substantially in the form of Exhibit C-2, signed by its chief financial officer to the effect that:

                                    (A)      the financial statements delivered
                           hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of such Credit Party,

                                    (B)      the representations and warranties
                           of such Credit Party contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                                    (C)      there does not exist any condition
                           or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action such Credit Party has taken, is taking, or proposes to take with respect thereto),

                           (iii) for each month that is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20,

                  (b) as soon as available, but in any event within 90 days after the end of each Credit Parties' fiscal years,

                           (i) financial statements of each Credit Party for each such fiscal year, audited by independent certified public accountants reasonably acceptable to the Agent and certified by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                           (ii) a certificate of such accountants addressed to the Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20,

                  (c)      if and when filed by any Credit Party,

                           (i) 10-Q quarterly reports Form 10-K annual reports, and Form 8-K current reports,

                           (ii) any other filings made by any Credit Party with the SEC, and

                           (iii) any other information that is provided by each Credit Party to its shareholders generally,

                  (d) if and when filed by any Credit Party or as requested by the Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) such Credit Party conducts business or is required to pay any such excise tax, (ii) where such Credit Party's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Credit Party, or (iii) where such Credit Party's failure to pay any such applicable excise tax would constitute a Material Adverse Change, and

                  (e) upon the request of the Agent, any other report reasonably requested relating to the financial condition of any Credit Party.

                  Each Credit Party agrees that its independent certified public accountants are authorized to communicate with the Agent and to release to the Agent whatever financial information concerning such Credit Party that the Agent reasonably may request.

         6.4 ANNUAL PROJECTIONS. As soon as available and in any event no later than 30 days after the end of each fiscal year of each Credit Party, Projections prepared by such Credit Party's management, together with a brief description of the assumptions used in the preparation thereof, in form reasonably satisfactory to the Agent.

         6.5 COMPLIANCE WITH TERMS OF LEASEHOLDS. Make all payments and otherwise perform all material obligations in respect of leases of Real Property (except to the extent that the amount or validity of such payment or other obligation is being contested in good faith by proper proceedings in such a manner as would not be reasonably likely to cause the termination or forfeiture of such lease), keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Agent of any default by any party with respect to such leases and cooperate with the Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, notify the Agent of any lapse, termination, forfeiture, default or cancellation of any lease (whether or not in accordance with the terms of such lease or this Agreement), make available to the Agent copies of any additional or replacement material lease entered into subsequent to the Effective Date, and (i) with respect to each such replacement or additional lease between the Borrower and PRT, deliver to the Agent a Non-Disturbance Agreement, and (ii) with respect to each such replacement or additional lease between the Borrower and a lessor other than PRT, use the Borrower's best efforts to obtain and deliver to the Agent a non-disturbance agreement in form and substance reasonably satisfactory to the Agent from the lessor under any such replacement or additional lease.

         6.6 AUDITS; INSPECTIONS. Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person. Each Credit Party agrees that the Agent, and its representatives, may conduct an annual audit of its assets, at the expense of such Credit Party.

         6.7 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved.

         6.8 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against each Credit Party or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Each Credit Party shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to the Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Each Credit Party will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish the Agent with proof satisfactory to the Agent indicating that such Credit Party has made such payments or deposits.

         6.9      INSURANCE.

                  (a) Maintain at its expense, insurance respecting the Collateral wherever located and with respect to each Credit Party's business, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Each Credit Party also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to the Agent. Each Credit Party shall deliver certified copies of all such policies to the Agent with 438 BFU lender's loss payable endorsements or other reasonably satisfactory lender's loss payable endorsements, naming the Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever. If any Credit Party fails to provide and pay for such insurance, the Agent may, at its option, but shall not be required to, procure the same and charge such Credit Party's Loan Account therefor.

                  (b) Each Credit Party shall give the Agent prompt notice of any loss covered by such insurance. The Agent shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $1,000,000, without any liability to such Credit Party whatsoever in respect of such adjustments. Any monies in excess of $1,000,000 received as payment for any loss under any insurance policy respecting Collateral or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to the Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations without premium, in such order or manner as the Required Lenders may elect, or shall be disbursed to such Credit Party under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations.

         6.10 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of each Credit Party without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

         6.11 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 6.11; provided, however, that the Borrower may amend Schedule 6.11 so long as such amendment occurs by written notice to the Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens on such assets and also provides to the Agent a Collateral Access Agreement.

         6.12 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

         6.13 LEASES. Pay when due all rents and other amounts payable under any leases to which any Credit Party is a party or by which any Credit Party's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that such Credit Party fails timely to make payment of such rents and other amounts payable when due under its leases, the Agent shall be entitled, in its Permitted Discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

         6.14     ENVIRONMENTAL LAWS.

                  (a) Each Credit Party shall, and shall cause its Subsidiaries to, comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

                  (b) Each Credit Party shall, and shall cause its Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

                  (c) Each Credit Party shall defend, indemnify and hold harmless the Agent, its respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of such Credit Party or any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

         6.15 CORPORATE EXISTENCE, ETC. At all time preserve and keep in full force and effect each Credit Party's valid corporate existence and good standing and any rights and franchises material to such Credit Party's businesses.

         6.16 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (i) notify the Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (ii) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

         6.17 COMPLIANCE WITH TERMS OF MANAGEMENT CONTRACTS. Make all payments and otherwise perform all material obligations in respect of Management Contracts (except to the extent that the amount or validity of such payment or other obligation is being contested in good faith by proper proceedings in such a manner as would not be reasonably likely to cause the termination or forfeiture of such Management Contract), keep all Management Contracts in full force and effect and not allow any Management Contract to lapse or be terminated or any rights to renew such Management Contract to be forfeited or cancelled, notify the Agent of any default (except for the matters disclosed on Schedule 6.17) by any party with respect to any Management Contract and cooperate with the Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, notify the Agent of any lapse, termination, forfeiture, default (except for the matters disclosed on Schedule 6.17) or cancellation of any Management Contract (whether or not in accordance with the terms of such Management Contract or this Agreement), and make available to the Agent copies of any additional or replacement Management Contract entered into subsequent to June 30, 2000. In furtherance of the foregoing, the Borrower agrees that all Management Contracts entered into on or after the Effective Date and all Management Agreements that are renewed on or after the Effective Date will be entered into or renewed, as the case may be, in the name of the Borrower and not in the name of any of its Subsidiaries or Affiliates.

         6.18 COMPLIANCE WITH ASSIGNMENT OF CLAIMS ACT. At any time, and from time to time, upon the request of the Agent, take such actions as are required by the Agent in its Permitted Discretion to comply with (a) the Assignment of Claims Act, 31 U.S.C. ss. 3727, for all Accounts with respect to which the Account Debtor is the United States or any department, agency, or instrumentality of the United States, so as to designate Agent as the payee on all payments against such Accounts, or (b) any comparable statute of any state or other jurisdiction for all Accounts with respect to which the Account Debtor is such state or other jurisdiction, or any department, agency, or instrumentality of such state or other jurisdiction, so as to designate the Agent as the payee on all payments against such Accounts.

         6.19 QUARTERLY PROJECTIONS. As soon as available and in any event not later than December 31, 2000, the Borrower shall deliver to the Agent Projections for each of the Borrower's fiscal quarters beginning with the fiscal quarter ending March 31, 2001 through the fiscal quarter ending December 31, 2004, prepared by the Borrower's management, together with a brief description of the assumptions used in the preparation thereof. Such projections shall, among other things, include projections at least one calendar quarter into the future of the Borrower's cash flows, net worth and EBITDA.

         6.20 COMPLIANCE WITH REQUIREMENTS. Conduct its business and its management of correctional and detention facilities in compliance, in all material respects, with the standards of the American Correctional Association and the requirements of applicable Governmental Authority.

         6.21 ADDITIONAL CREDIT PARTIES. As soon as practicable and in no event within 30 days after any Person becomes a Subsidiary (or ceases to be an Immaterial Subsidiary (but remains a Subsidiary)) of any Credit Party, the Borrower shall provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and, provided the PRT Credit Agreement permits, shall cause such person to execute a Joinder Agreement substantially in the form of Exhibit J-1.

         6.22     ASSUMPTION OF AGREEMENT.

                  Upon the consummation of the Merger, CCAAS shall assume all of CCA's obligations, rights and interests under this Agreement and take all actions reasonably requested by the Agent to evidence such assumption by CCAAS.

7.       NEGATIVE COVENANTS.

Each Credit Party covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, no Credit Party nor any of its Subsidiaries will do any of the following:

         7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a)      Indebtedness evidenced by this Agreement;

                  (b)      guarantees of Indebtedness under the PRT Credit
Agreement;

                  (c)      Indebtedness set forth on Schedule 7.1;

                  (d) Purchase Money Indebtedness incurred after the Effective Date in an aggregate amount outstanding at any one time not to exceed $500,000;

                  (e) refinancings, renewals, or extensions of Indebtedness permitted under this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by any of the Credit Parties, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness.

         7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section
7.1 and so long as the replacement Liens only encumber those assets that secured the original Indebtedness).

         7.3      RESTRICTIONS ON FUNDAMENTAL CHANGES.

                  (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock; provided, however, that Immaterial Subsidiaries may merge with and into the Borrower so long as the Borrower is the surviving entity in such merger, and provided, further, that this Section 7.3 shall not restrict or prevent the consummation of the Merger.

                  (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                  (c) Convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

                  (d) Permit any Immaterial Subsidiary to own or operate or possess any material asset, license, management contract, franchise, or right or be liable with respect to any material Indebtedness, obligation, liability, or claim.

         7.4 DISPOSAL OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any of its properties or assets, other than pursuant to Permitted Dispositions.

         7.5 CHANGE NAME. Without providing 30 days prior written notification thereof to the Agent and so long as, at the time of such written notification, such Credit Party provides any financing statements necessary to perfect and continue perfected the Agent's Liens, change its name, FEIN, corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name, except that CCAAS is permitted to change its name following the Merger upon providing prior written notification thereof to the Agent and otherwise complying with this Section 7.5.

         7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to its account or which are transmitted or turned over to the Agent.

         7.7 NATURE OF BUSINESS. Make any change in the principal nature of its business.

         7.8      PREPAYMENTS AND AMENDMENTS.

                  (a) Prepay, redeem, retire, defease, purchase, or otherwise acquire the Indebtedness that is the subject of the [Intercreditor Agreement] or any of the Indebtedness that is the subject of the PRT Related Documents, and

                  (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning the Indebtedness that is the subject of the [Intercreditor Agreement].

         7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.10 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of its Stock, of any class, whether now or hereafter outstanding, provided, however, that after the consummation of the Merger, the Borrower may, in any calendar year, pay PRT amounts not to exceed $12,000,000, or such other amount as the Agent shall approve in its Permitted Discretion.

         7.11 ACCOUNTING METHODS. Modify or change its method of accounting. Each Credit Party waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by the Agent pursuant to or in accordance with this Agreement, and agrees that the Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

         7.12 INVESTMENTS. Except for Permitted Investments, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that at any time that Advances are outstanding, the Borrower shall not have Permitted Investments in excess of $5,000,000 outstanding at any one time without the prior written consent of the Agent, which consent may be conditioned, at Agent's election, on the Borrower entering into Control Agreements or similar arrangements governing such Permitted Investments, as the Agent shall determine in its Permitted Discretion, to perfect (and further establish) Agent's Liens in such Permitted Investments.

         7.13 TRANSACTIONS WITH AFFILIATES. Except for the PRT Documents, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Credit Party except for transactions that are in the ordinary course of such Credit Party's business, upon fair and reasonable terms, that are fully disclosed to the Agent, and that are no less favorable to such Credit Party than would be obtained in an arm's length transaction with a non-Affiliate.

         7.14 SUSPENSION. Suspend or go out of a substantial portion of its business.

         7.15 COMPENSATION. Increase the annual fee or per-meeting fees paid to directors during any year by more than 15% over the prior year; pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior year; provided, however, that if any Credit Party hires or appoints an officer (who is not a replacement for another such officer), the total cash compensation paid or accrued by such Credit Party with respect to such individual (the "Additive

Amount") during such year of hire or appointment (the "Hire Year") shall not be included in the aggregate amount of total cash compensation paid or accrued by such Credit Party for purposes of calculating whether such Credit Party exceeded the aggregate amount of total cash compensation allowable during such year; provided further, however, that, in the year following the Hire Year, the Additive Amount (annualized if the individual was hired or appointed for less than a full year) shall be included in the aggregate amount of total cash compensation paid or accrued by such Credit Party for the Hire Year for the purpose of calculating the total cash compensation paid or accrued by such Credit Party for the prior year.

         7.16 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, and (b) on the Closing Date and thereafter, consistent with the terms and conditions hereof, for its lawful and permitted working capital and corporate purposes.

         7.17 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Agent and so long as, at the time of such written notification, such Credit Party provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without the Agent's prior written consent.

         7.18 ACCOUNTING CHANGES. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards, or terms in this Agreement (including, without limitation, any such change that results in the amount of Net Worth being different than it would have been in the absence of such change), then each Credit Party and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the intended result that the criteria for evaluating such Credit Party's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by such Credit Party, the Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles, or in the application or interpretation thereof by any Credit Party's independent certified public accounts, required, or determined by such accountants to be required, by any rule, regulations, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, or, if applicable, the Securities and Exchange Commission, or, in each case, any successor to such entities.

         7.19     AMENDMENTS OF CONTRACTS.

                  (a) Cancel or terminate or permit the cancellation or termination (other than at its stated maturity) of (i) any of the Management Contracts (other than in the ordinary course of business), or (ii) any of the PRT Related Documents, except in connection with the transactions contemplated by the Merger; or

                  (b) amend or modify, or permit the amendment or modification of (i) any Management Contract (other than in the ordinary course of business), or (ii) any PRT Related Document in any material respect and in any manner that results in such PRT Related Document being on terms and conditions that are less favorable to the Borrower than are in effect immediately prior to such amendment or modification, except in connection with the transactions contemplated by the Merger, or (iii) any PRT Lease Agreement to increase the rentals paid thereunder in any material respect other than any increases in rentals arising in connection with additions to or expansions of the premises leased under such PRT Lease Agreement.

8.       EVENTS OF DEFAULT.

         8.1      EVENTS OF DEFAULT

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                  (a) If any Credit Party fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

                  (b) If any Credit Party fails or neglects to perform, keep, or observe (i) any covenant or other provision contained in Sections 6.2, 6.3, 6.4, 6.11, 6.12, and 6.13 hereof and such failure or neglect continues for a period of 5 days after the date on which such failure or neglect first occurs,
(ii) any covenant or other provision contained in Sections 6.1 and 6.7 hereof and such failure or neglect is not cured within 15 days after the date on which such failure or neglect first occurs, or (iii) any covenant or other provision contained in any Section of this Agreement or the other Loan Documents (other than a Section that is expressly provided for elsewhere in this Section 8);

                  (c) If a Borrower Net Worth Default or a Borrower EBITDA Default shall occur;

                  (d) If any material portion of any Credit Party's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

                  (e) If an Insolvency Proceeding is commenced by any Credit Party;

                  (f) If an Insolvency Proceeding is commenced against any Credit Party and any of the following events occur: (i) such Credit Party consents to the institution of the Insolvency Proceeding against it, (ii) the petition commencing the Insolvency Proceeding is not timely controverted, (iii) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, the Agent (including any successor agent), and any member of the Lender Group shall be relieved of their obligation to extend credit hereunder, (iv) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Credit Party, or (v) an order for relief shall have been issued or entered therein;

                  (g) If any Credit Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                  (h) If a notice of Lien, levy, or assessment is filed of record with respect to (i) any Credit Party's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of such Credit Party's properties or assets and the same is not paid on the payment date thereof, (ii) an assessment in excess of $100,000 in the aggregate is filed of record with respect to any Credit Party's assets by any state, county, municipal, or other non-federal Governmental Authority, or (iii) if any taxes or debts owing at any time hereafter to any one or more of such entities in excess of $250,000 in the aggregate becomes a Lien upon any Credit Party's assets and the same is not paid and the same is not released, discharged, or bonded against before the earlier of 30 days after the date it first arises or 5 days prior to the date when such asset is subject to being forfeited by such Credit Party;

                  (i) If one or more settlements of any actions, suits or proceedings, judgments or other claims involving an aggregate amount of $250,000, or more, in excess of the amount covered by insurance, becomes a Lien or encumbrance upon any Credit Party's assets and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by such Credit Party;

                  (j) If there is a default in one or more agreements to which any Credit Party is a party with one or more third Persons relative to such Credit Party's Indebtedness involving an aggregate amount of $250,000, or more, and such default results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Credit Party's obligations thereunder;

                  (k) There shall occur an event of default under the PRT License Agreement (subject to applicable grace or cure periods, if any);

                  (l) There shall occur (i) an event of default under the PRT Master Lease (subject to applicable grace or cure periods, if any), (ii) any payment default under any PRT Lease Agreement (not including the PRT Master Lease) between any Credit Party and PRT, or (iii) any shortening of or limitation on the term of any PRT Lease Agreement, except that the occurrence of the following events shall not constitute an Event of Default under this Section
8.1 (l): (a) the deferral by Borrower of certain of the payment obligations of PRT under the PRT Services Agreement, the PRT Tenant Incentive Agreement and the PRT Business Development Agreement, (b) the failure by Borrower to make certain of the rent payments due and to become due under each of the PRT leases.;

                  (m)      There shall occur a PRT Change of Control;

                  (n) If any Credit Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent that such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness; or

                  (o) If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by any Credit Party or any officer, employee, agent, or director of any Credit Party, or if any such warranty or representation is withdrawn.

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.

         9.1      RIGHTS AND REMEDIES.

         The Agent may, and at the direction of the Required Lenders shall, upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct the Agent to do any one or more of the following on behalf of the Lender Group (and the Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by the Credit Parties:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of the Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between the Borrower and the Lender Group;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting the Agent's rights and security interests, for the benefit of the Lender Group, in the Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent considers advisable, and in such cases, the Agent will credit the Borrower's Loan Account with only the net amounts received by the Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                  (e) Cause the Borrower to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of the Borrower or in the Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

                  (f) Without notice to or demand upon the Borrower, make such payments and do such acts as the Agent considers necessary or reasonable to protect its security interests in the Collateral. The Borrower agrees to assemble the Collateral if the Agent so requires, and to make the Collateral available to the Agent as the Agent may designate. The Borrower authorizes the Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in the Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith. With respect to any of the Borrower's owned or leased premises, the Borrower hereby grants the Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                  (g) Without notice to the Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of the Borrower held by the Lender Group (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of the Borrower held by the Lender Group;

                  (h) Hold, as cash collateral, any and all balances and deposits of the Borrower held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

                  (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. The Borrower is hereby grants to the Agent a license or other right to use, without charge, the Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and the Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                  (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Borrower's premises) as the Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                  (k) The Agent shall give notice of the disposition of the Collateral as follows:

                           (i) The Agent shall give the Borrower and each holder of a security interest in the Collateral who has filed with the Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                           (ii) The notice shall be personally delivered or mailed, postage prepaid, to the Borrower as provided in
                  Section 12, at least 5 days before the date fixed for the sale, or, at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than the Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to the Agent;

                           (iii) If the sale is to be a public sale, the Agent also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                  (l) Any Lender in the Lender Group may credit bid and purchase at any public sale; and

                  (m) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

                  (n) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by the Agent to the Borrower.

         9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.      TAXES AND EXPENSES.

                  If the Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that the Agent determines that such failure by the Borrower could result in a Material Adverse Change, in its discretion and without prior notice to the Borrower, the Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves against the Borrowing Base as the Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.9, and take any action with respect to such policies as the Agent deems prudent. Any such amounts paid by the Agent shall constitute Lender Group Expenses. Any such payments made by the Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this

Agreement. The Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.      WAIVERS; INDEMNIFICATION.

         11.1 DEMAND; PROTEST; ETC. The Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which the Borrower may in any way be liable.

         11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. The Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under Section 9-207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Borrower.

         11.3 INDEMNIFICATION. Each Credit Party shall jointly and severally pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The Credit Parties shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability for which any Credit Party was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by such Credit Party with respect thereto.

12.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to the relevant party, as the case may be, at its address set forth below:

                  If to a Credit Party:     CORRECTIONS CORPORATION OF AMERICA
                                            10 Burton Hills Boulevard
                                            Nashville, Tennessee 37215
                                            Attn: Brent Turner
                                            Fax No.  615.263.3170

                  with copies to:           STOKES, BARTHOLOMEW, EVANS & PETREE
                                            SunTrust Center
                                            424 Church Street, 28th Floor
                                            Nashville, Tennessee 37219
                                            Attn: Reed Houk, Esq.
                                            Fax No.  615.259.1470

                  If to the Agent:          LEHMAN COMMERCIAL PAPER INC.
                                            3 World Financial Center
                                            New York, New York  10285
                                            Attn: Andrew Keith
                                            Fax No.  212.526-7691
                                            Attn: Tom Buffa
                                            Fax No.  212.526-0035

                  with copies to:           LATHAM & WATKINS
                                            885 Third Avenue, Suite 1000
                                            New York, NY  10022-4802
                                            Attn: Scott Smith, Esq.
                                            Fax No.  212.751.4864

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to all other parties. All notices or demands sent in accordance with this Section 12, other than notices by the Lender Group in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. The Borrower acknowledges and agrees that notices sent by the Lender Group in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED, TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE REQUIRED LENDERS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE REQUIRED LENDERS ELECT TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.

                  BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1     ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Any Lender may, with the written consent of the Agent, assign and delegate to one or more assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee) (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 hereto (an "Assignment and Acceptance"); and (iii) the assignor Lender or Assignee has paid to the Agent for the Agent's sole and separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of the Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

         (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between the Borrower and the Assignee.

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by the Agent of such


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

fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

         (e) Any Lender may at any time, with the written consent of the Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents (provided that no written consent of the Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, the Agent, the Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

         (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to the Borrower or the Borrower's business.

         (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss. 203.14, and such Federal


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

Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that the Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release the Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by the Borrower is required in connection with any such assignment.

15.      AMENDMENTS; WAIVERS.

         15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the requesting Credit Party and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders, the requesting Credit Party and acknowledged by the Agent, may do any of the following:

                  (a)      increase or extend the Commitment of any Lender;

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments that is required for the Lenders or any of them to take any action hereunder;

                  (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                  (f)      release Collateral other than as permitted by Section
16.11;

                  (g)      release any Guarantor from its Guaranty Obligations;

                  (h)      change the definition of "Required Lenders";

                  (i) release the Borrower from any Obligation for the payment of money; or

                  (j)      amend any of the provisions of Section 16.


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

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document; provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Lehman in its individual capacity as a Lender, affect the specific rights or duties of Lehman in its individual capacity as a Lender (as contrasted with rights or duties of Lehman as a member of the Lender Group) under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of the Credit Parties, shall not require consent by or the agreement of the Credit Parties.

         15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among the Borrower and the Agent or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrower of any provision of this Agreement. The Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

16.      AGENT; THE LENDER GROUP.

         16.1 APPOINTMENT AND AUTHORIZATION OF THE AGENT. Each Lender hereby designates and appoints the Agent as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this
Section 16. The provisions of this Section 16 are solely for the benefit of the Agent, and the Lenders, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that certain of the provisions of Section 16.10 hereof also shall be for the benefit of the Credit Parties. Any provision to the contrary contained elsewhere, in this Agreement or in any other Loan Document notwithstanding, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Lehman is merely the representatives of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or


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

assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to the Agent, the Lenders agree that the Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral, the Collections, and related matters; (b) to execute or to file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (c) to make Advances, for itself or on behalf of Lenders as provided in the Loan Documents; (d) to exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) to open and maintain such bank accounts and lock boxes as the Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) to perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Credit Party, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) to incur and pay such Lender Group Expenses as the Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

         16.2 DELEGATION OF DUTIES. Except as otherwise provided in this section, the Agent may execute any of its respective duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

         16.3 LIABILITY OF THE AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Credit Party or any Subsidiary or Affiliate of any Credit Party, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Credit Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of any Credit Party or the books or records or properties of any Credit Party's Subsidiaries or Affiliates.

         16.4 RELIANCE BY THE AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper


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

Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party or counsel to any Lender), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless the Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, the Agent shall act, or refrain from acting, as it deems advisable. If the Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liabilities and expenses that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to the Agent for the account of the Lenders, except with respect to Events of Default of which the Agent has actual knowledge, unless the Agent shall have received written notice from a Lender or any Credit Party referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." The Agent will promptly notify the Lenders of its receipt of any such notice or of any Event of Default of which the Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and the Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, the Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of any Credit Party or its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and any other Person (other than the Lender Group) party


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

to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects operations, property, financial and other condition or creditworthiness of the Credit Parties and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

         16.7 COSTS AND EXPENSES; INDEMNIFICATION. The Agent may incur and pay Lender Group Expenses to the extent that the Agent reasonably deems necessary or appropriate for the performance and fulfillment of its respective functions, powers, and obligations pursuant to the Loan Documents, including, without limiting the generality of the foregoing: court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not any Credit Party is obligated to reimburse the Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. The Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse itself for such out-of-pocket costs and expenses prior to the distribution of any amounts to the Lenders. In the event the Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse the Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (in each case, to the extent not reimbursed by or on behalf of the Credit Parties and without limiting the obligation of the Credit Parties to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Credit Parties. The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         16.8 THE AGENT IN ITS INDIVIDUAL CAPACITY. Lehman and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Credit Parties and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Lehman were not the Agent hereunder, without notice to or the consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Lehman or its Affiliates may receive information regarding the Credit Parties or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of the Credit Parties or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality


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obligations, which waiver the Agent will use its reasonable best efforts to obtain), the Agent shall be under no obligation to provide such information to them.

         16.9 SUCCESSOR AGENT. The Agent may resign as Agent upon 45 days notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders, a successor Agent. If the Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace the Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement, mutatis mutandis. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

         16.10    WITHHOLDING TAX.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender shall deliver to the Agent and the Borrower:

                           (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms and W-8 BEN before the payment of any interest in the first calendar year and before the form previously delivered expires or becomes obsolete;

                           (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and before the form previously delivered expires or becomes obsolete; and

                           (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify the Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

         (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

         (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

         (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

         (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

16.11    COLLATERAL MATTERS.

         (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by any Credit Party of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if such Credit Party certifies to the Agent that the sale or disposition is permitted under Section 7 of this Agreement or the other Loan Documents (and the Agent may rely conclusively on any such certificate, without further inquiry);
(iii) constituting property in which such Credit Party owned no interest at the time the security interest was granted or at any time thereafter; or (iv) constituting property leased to such Credit Party under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by the Agent or any Credit Party


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at any time, the Lenders will confirm in writing the Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.11; provided, however, that (1) the Agent shall not be required to execute any document necessary to evidence such release on terms that, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of such Credit Party in respect
of) all interests retained by such Credit Party, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

         (b) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by such Credit Party or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

16.12    RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

         (a) Each of the Lenders agrees that it shall not, without the express consent of the Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Agent, set off against the Obligations, any amounts owing by such Lender to any Credit Party or any accounts of any Credit Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

         (b) Subject to Section 16.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender promptly shall (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares;

provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         16.13 AGENCY FOR PERFECTION. The Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent in accordance with the Agent's instructions.

         16.14 PAYMENTS BY THE AGENT TO THE LENDERS. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on Advances or otherwise.

         16.15 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by the Agent or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by the Agent or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         16.16 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION.

                  By signing this Agreement, each Lender:

                  (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent, and the Agent shall so furnish each Lender with such Reports;

                  (b) expressly agrees and acknowledges that neither any other Lender nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Credit Parties and will rely significantly upon the Books, as well as on representations of the Credit parties' personnel;

         (d) agrees to keep all Reports and other material, non-public information regarding the Credit Parties and their Subsidiaries, operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by the Credit Parties that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder (so long as any such Assignee, transferee, or Participant agrees to keep all such information confidential on substantially the same terms and conditions as are contained in this Section), (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify such Credit Party of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

         (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Credit Parties, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of any Credit Party; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) Any Lender may from time to time request of the Agent in writing that the Agent provide to such Lender a copy of any report or document provided by the Borrower to the Agent that has not been contemporaneously provided by the Borrower to such Lender, and, upon receipt of such request, the Agent shall provide a copy of same to such Lender promptly upon receipt thereof from the Borrower; (y) To the extent that the Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Credit Party, any Lender may, from time to time, reasonably request that the Agent exercise such right as specified in such Lender's notice to the Agent, whereupon the Agent promptly shall request of such Credit Party the additional reports or information specified by such Lender, and, upon receipt thereof from such Credit Party, the Agent promptly shall provide a copy of same to such Lender; and (z) Any time that the Agent renders to any Credit Party a statement regarding the Loan Account, the Agent shall send a copy of such statement to each Lender.

         16.17 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of the Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of the Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Credit Party or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

17.      GUARANTY

         17.1 THE GUARANTY. The Guarantors hereby jointly and severally guarantee to the Agent and the Lenders, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), then the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Advances, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

                  Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

         17.2 OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors under Section 17.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any Guarantor or other guarantee of or security for any of the Advances, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 17.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the

Borrower or any other Guarantor for amounts paid under this Section 17 until such time as the Agent and the Lenders have been paid in full, all commitments under this Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Agent or the Lenders in connection with monies received under the Loan Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

         (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Advances shall be extended, or such performance or compliance shall be waived;

         (b) any of the acts mentioned in any of the provisions of any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

         (c) the maturity of any of the Advances shall be accelerated, or any of the Advances shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Advances or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

         (d) any Lien granted to, or in favor of, the Agent or any Lender as security for any of the Advances shall fail to attach or be perfected;

         (e) any of the Advances shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor); or

         (f) the occurrence of Insolvency Proceeding with respect to the Borrower.

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or the Lenders exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents or against any other Person under any other guarantee of, or security for, any of the Advances.

         17.3     REINSTATEMENT. The obligations of the Guarantors under this
Section 17 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Advances is rescinded or must be otherwise restored by any holder of any of the Advances, whether as a result of any Insolvency Proceedings or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such other Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         17.4 CERTAIN ADDITIONAL WAIVERS. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Advances, except through the exercise of rights of subrogation pursuant to Section 17.2 and through the exercise of rights of contribution pursuant to Section 17.6.

         17.5 REMEDIES. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Advances may be declared to be forthwith due and payable as provided in Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of Section 17.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Advances from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Advances being deemed to have become automatically due and payable), the Advances (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 17.1.

         17.6 RIGHTS OF CONTRIBUTION. The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 17.6 shall be subordinate and subject in right of payment to the prior payment in full to the Agent and the Lenders of the Guaranteed Obligations, and none of the Guarantors shall exercise any right or remedy under this Section 17.6 against any other Guarantor until payment and satisfaction in full of all of such Guaranteed Obligations. For purposes of this Section 17.6 only, (a) "Guaranteed Obligations" shall mean any obligations arising under the other provisions of this Section 17; (b) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (c) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Borrower and the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and the Guarantors; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (d) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Borrower and the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.

         17.7 GUARANTEE OF PAYMENT; CONTINUING GUARANTEE. The guarantee in this Section 17 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Advances whenever arising.

18.      GENERAL PROVISIONS.

         18.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by the Borrower and each member of the Lender Group whose signature is provided for on the signature pages hereof.

         18.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

         18.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or the Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         18.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         18.5 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by the Agent, the Required Lenders, and the Borrower.

         18.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate Counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         18.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by the Borrower or the transfer by it to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of the Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         18.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.


                           [Signature page to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                             CORRECTIONS CORPORATION OF AMERICA,
                             a Tennessee corporation



                             By: /S/ Brent Turner
                                ------------------------------------------------
                             Title:   Treasurer
                                   ---------------------------------------------



                             LEHMAN COMMERCIAL PAPER INC.,
                              a New York corporation, in its capacity as Agent and a Lender



                             By: /S/ Francis X. Gilhool
                                ------------------------------------------------
                             Title:    Authorized Signatory
                                   ---------------------------------------------

                        [Certain Schedules and Exhibits
                         hereto intentionally omitted]




                                   EXHIBIT N-1

                          FORM OF REVOLVING CREDIT NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE LOAN AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH LOAN AGREEMENT.

$____________                                                New York, New York
                                                             __________ __, 200_

                  FOR VALUE RECEIVED, the undersigned, Corrections Corporation of America, a Tennessee corporation (the "Borrower"), hereby unconditionally promises to pay to ___________________ (the "Lender") or its registered assigns at the Payment Office specified in the Loan Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) FIFTY MILLION DOLLARS ($50,000,000), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to
Section 2.1 of the Loan Agreement. The Borrower further agrees to pay interest in like money at such Payment Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.5 of the Loan Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Loan Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.

                  This Note (a) is one of the Revolving Credit Notes referred to in the Loan and Security Agreement dated as of September _ , 2000 (as amended, supplemented, replaced or otherwise modified from time to time, the "Loan Agreement"), between Corrections Corporation of America, a Tennessee corporation, (the "Borrower"), the Lender, the other banks and financial institutions or entities from time to time parties thereto and Lehman Commercial Paper Inc., as agent (the "Agent"), (b) is subject to the provisions of the Loan Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Loan Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Loan Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE LOAN AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF THE LOAN AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                          CORRECTIONS CORPORATION OF AMERICA,
                                          a Tennessee corporation


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT N-2

                             FORM OF SWING LINE NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$_____________                                         NEW YORK, NEW YORK
                                                       _______________ __, 200_

                  FOR VALUE RECEIVED, the undersigned, [__________________], a __________ corporation (the "Borrower"), hereby unconditionally promises to pay
___________ (the "Swing Line Lender") or its registered assigns at the payment office specified in the Credit Agreement (as herein defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) ________ dollars ($___________), or, if less, (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to [Section 2.6] of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in [Section 2.15] of such Credit Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereto or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Swing Line Loan.

                  This Note (a) is [one of] the Swing Line Notes[s] referred to in the Credit Agreement dated as of ___________ __, 200_ (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among [___________, a ____________ corporation,] the Borrower, the Swing Line Lender, the other banks and financial institutions or entities from time to time parties thereto, Lehman Brothers Inc., as advisor, lead arranger and book manager, Lehman Commercial Paper Inc., as administrative agent and Lehman Commercial Paper Inc., as syndication agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and Guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this
Note in respect thereof.


                                     N-2-1

                  Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION [10.6] OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                             [BORROWER]


                                             BY:
                                                --------------------------------
                                                Name:
                                                Title:


                                     N-2-2

           CONSENT AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

                  CONSENT AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT dated as of November 30, 2000 (this "Amendment") by and among CCA of Tennessee, Inc., a Tennessee corporation (the "Borrower"), the Lenders party hereto (the "Lenders") and LEHMAN COMMERCIAL PAPER INC., as agent for the Lenders (in such capacity, the "Agent").

                                   WITNESSETH

                  WHEREAS, the Borrower, the Lenders and the Agent are party to that certain Loan and Security Agreement dated as of September 15, 2000 (the "Loan Agreement"), pursuant to which the Borrower has borrowed, and may from time to time borrow, Loans from the Lenders;

                  WHEREAS, effective on December 1, 2000, the Service Company Merger (as defined below) will occur;

                  WHEREAS, the Borrower has requested that the Agent and the Lenders consent to the transactions contemplated by the Service Company Merger; and

                  WHEREAS, the Borrower, the Lenders and the Agent desire to amend the Loan Agreement in the manner and on the terms set forth herein.

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

I.       DEFINITIONS

                  "Service Company Merger" means the merger of Service Company A and Service Company B with and into the Borrower such that substantially all of the assets of Service Company A, Service Company B and the Borrower as of the date of such merger are in the Borrower, and the series of related transactions occurring immediately prior to or concurrently with the Service Company Merger, including the cancellation of the Service Company A License Agreement and the Service Company B License Agreement.

                  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement.

II.      CONSENT

                  The Agent and the Lenders hereby consent to the Service Company Merger.

III.     AMENDMENTS TO LOAN AGREEMENT

                  A. The definition of "Immaterial Subsidiaries" in Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:
""Immaterial Subsidiaries"
means International Sub, Technical Sub, Canadian Sub, Viccor, TransCor PR, French Sub, TransCor U.S., UK Sub and the Service Company Subs."

                  B. Section 1.1 of the Loan Agreement is hereby further amended by adding the following terms in their proper alphabetical sequence:

                  "Senior Notes" means PRT's $100,000,000 in principal amount of 12% Senior Notes, due 2006 (the "Initial Senior Notes"), and the senior notes of PRT, having the same terms as the Initial Senior Notes, issued in exchange for the Initial Senior Notes as contemplated by the Senior Notes Documents.

                  "Senior Notes Documents" means the Senior Notes Indenture, the Underwriting Agreement and the Senior Notes.

                  "Senior Notes Indenture" means the Indenture, dated as of June 10, 1999, among the Borrower and State Street Bank and Trust Company, as trustee (the "Trustee"), as supplemented by that certain First Supplemental Indenture, dated as of June 11, 1999, among PRT and the Trustee, pursuant to which the PRT Senior Notes are issued.

                  "Service Company Subs" means Correctional Services Acquisition Sub, Inc., a Tennessee corporation, and Privatized Management Acquisition Sub, Inc., a Tennessee corporation.

                  "UK Sub" means CCA (UK) Limited, a company incorporated in England and Wales.

                  "Underwriting Agreement" means the Underwriting Agreement between PRT and Lehman Brothers Inc., entered into in connection with the issuance of the Senior Notes.

                  C. Section 2.1(a)(y)(i) of the Loan Agreement is hereby amended by deleting the percentage "85%" and substituting in replacement thereof the percentage "80%".

                  D. Section 6 of the Loan Agreement is hereby amended by deleting paragraph 6.3(a)(iii) in the entirety, and adding a new paragraph 6.3(a)(iii) containing the following words: "upon the delivery of each of the financial statements referred to in this paragraph 6.3, the Borrower shall deliver a Compliance Certificate to the Agent with a copy to each Lender,"

                  E. Section 7.1 of the Loan Agreement is hereby amended by adding the words "and the Senior Notes" after the word "Agreement" in paragraph
(b).

                  F. Section 7.8 of the Loan Agreement is hereby amended by deleting the phrase "the Indebtedness that is the subject of the Intercreditor Agreement or" contained in paragraph (a) thereof in its entirety and by deleting the words "Intercreditor Agreement" contained in paragraph (b) thereof and substituting in replacement thereof the words "PRT Related Documents".

                  G. Section 7.10 of the Loan Agreement is hereby amended by deleting the word "year" contained therein and substituting in replacement thereof the word "month" and by deleting the amount "$12,000,000" and substituting in replacement thereof the amount "$15,000,000".

         H. Section 7.13 of the Loan Agreement is hereby amended by deleting the words "PRT Documents" and substituting in replacement thereof the words "PRT Related Documents", and by adding the words "and the transactions set forth on
Schedule 7.13" after the word "Documents".

         I. Schedule M-1 to the Loan Agreement is hereby amended to read in its entirety as set forth in Exhibit I hereto.

         J. Schedule 5.5 to the Loan Agreement is hereby amended to read in its entirety as set forth in Exhibit II hereto.

         K. Schedule 5.6 to the Loan Agreement is hereby amended to read in its entirety as set forth in Exhibit III hereto.

         L. Schedule 5.7 to the Loan Agreement is hereby amended to read in its entirety as set forth in Exhibit IV hereto.

         M. Schedule 5.8 to the Loan Agreement is hereby amended to read in its entirety as set forth in Exhibit V hereto.

         N. Schedule 6.11 to the Loan Agreement is hereby amended to read in its entirety as set forth in Exhibit VI hereto.

         O. Schedule 6.17 to the Loan Agreement is hereby amended to read in its entirety as set forth in Exhibit VII hereto.

         P. Schedule 7.1 to the Loan Agreement is hereby amended to read in its entirety as set forth in Exhibit VIII hereto

         Q. The Loan Agreement is hereby amended by adding a new Schedule 7.13 as set forth in Exhibit IX hereto.

         R. Schedule 3 to Exhibit C-2 of the Loan Agreement is hereby amended to read in its entirety as set forth in Exhibit X hereto.

IV. REPRESENTATIONS AND WARRANTIES

         A. The Borrower hereby repeats and reaffirms as of the date hereof the representations and warranties of the Borrower contained in the Loan Agreement with the same force and effect as though such representations and warranties had been made as of the date hereof; provided, that all references in such representations and warranties to the Loan Agreement shall refer to the Loan Agreement as amended by this Amendment.

         B. The Borrower represents and warrants as follows:

                           1. The execution, delivery and performance by it of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action by it, do not contravene
         (A) its charter or by-laws or (B) any law or material contractual restriction binding on or affecting it, and do not result in or require the creation of any lien (other than pursuant to or permitted by the Loan Agreement) upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance by it with any bulk sales act or similar law applicable to it. This Amendment has been duly executed and delivered by it.

                           2. Other than the taking of any actions expressly required under this Amendment, the Loan Agreement as amended hereby, any other Loan Document or any other agreement or document to be executed and delivered by it hereunder or thereunder, all of which have been completed, and except as set forth on Schedule 5.7 to the Loan Agreement, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by it of this Amendment or any other agreement or document to be executed and delivered by it hereunder or the performance by it of this Amendment, the Loan Agreement as amended hereby, any other Loan Document or any other agreement or document to be executed and delivered by it hereunder or thereunder.

                           3. This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles, bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                           4. Attached hereto as Exhibit A are true and correct copies of (A) a file-stamped copy of the Articles of Merger filed with the Secretary of State of the State of Tennessee evidencing the Service Company Merger, (B) resolutions of the Board of Directors of the Borrower authorizing the Service Company Merger and the execution, delivery and performance by the Borrower of this Amendment, and (C) an incumbency certificate indicating the name, position and true signatures of the officers of the Borrower authorized to execute this Amendment.

V.       DELIVERABLES; FURTHER ASSURANCES.

         The Borrower agrees to promptly deliver to the Agent (i) one or more opinions of counsel to the Borrower covering the matters set forth in Article IV above, and (ii) such other documents, agreements , instruments and certificates as the Agent or any Lender shall reasonably request.

VI.      MISCELLANEOUS

                  A. Agreements to Remain in Full Force and Effect. The Borrower, the Lenders and the Agent hereby agree that, except as amended hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references to the Loan Agreement in any other agreement or document shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

                  B. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, when taken together, shall constitute but one and the same Amendment.

                  C. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  D. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the enforceability of such provision in any other jurisdiction.

                  E. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their representative officers thereunder duly authorized, as of the date first above written.


                                      CCA OF TENNESSEE, INC., a Tennessee
                                        Corporation


                                      By:  /s/ Brent Turner
                                         --------------------------------------
                                         Name: Brent Turner
                                         Title:  Treasurer


                                      LEHMAN COMMERCIAL PAPER INC., as Agent


                                      By:  /s/ Francis X. Gilhool
                                         --------------------------------------
                                         Name: Francis X. Gilhool
                                         Title: Authorized Signatory


                                      LEHMAN COMMERCIAL PAPER INC., as Lender


                                      By:  /s/ Francis X. Gilhool
                                         --------------------------------------
                                         Name: Francis X. Gilhool
                                         Title: Authorized Signatory

                 [Exhibits and Schedules intentionally omitted]